February 26, 2008
As Amended dateYear00Day13Month12lstrans12/13/00  Article 12,
Section 12.10(a)(v)
As Amended dateYear01Day13Month2lstrans2/13/01 Article 2.1 As Amended dateYear01Day8Month5lstrans5/8/01 Article 2.1
As Amended  dateYear01Day20Month6lstrans6/20/01  Article 2.1;
Article 4.6
As Amended, dateYear03Day9Month12lstrans12/9/03  Article 12,
 Part II
As Amended  dateYear04Day11Month8lstrans8/11/04  Article 3.3;
Article 4.5; Article 4.8
As Amended  2/7/07  Article2.1
As Amended 6/29/07 Article 4 and Name
As Amended 12/18/2007  Article 2
As Amended 2/26/2008  Article 7

                     AMENDED stocktickerAND RESTATED BYstocktickerLAWS
                                               OF
                                  MFS INVESTMENT GRADE MUNICIPAL TRUST


Article 1.
               Agreement and Declaration of Trust and Principal Office

1.1. Agreement and Declaration of Trust. These ByLaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the Declaration of Trust), of MFS Investment Grade
 Municipal Trust, a Massachusetts business trust established by the Declaration of Trust (the Trust).

1.2. Principal Office of the Trust. The principal office of the Trust shall be located in CityplaceBoston, StateMassachusetts.

Article 2.
                                                             Shareholders

       2.1 Shareholder Meetings. Except as provided in the next sentence, regular meetings of the shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by a majority of the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by a majority of the Trustees and held in lieu of such meeting with the same effect as if held within such annual period.
 A Special meeting of the shareholders of the Trust may be called at any time by a majority of the Trustees, by the president or, if a majority of the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, then such shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

       2.2 Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.

         (a) As used in this Section 2.2, the term annual meeting refers to any annual meeting of shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Section 2.1 of these Bylaws, and the term special meeting refers to all meetings of shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

         (b) The matters proposed by shareholders to be considered and brought before any annual or special meeting of shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 2.2.
 Only persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of shareholders or otherwise considered unless in accordance with the procedures set forth in this Section 2.2, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

         (c) For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to
Section 2.4 of these Bylaws, or (ii) brought before the meeting in the manner specified in this Section 2.2(c) by a shareholder of record entitled to vote at the meeting or by a shareholder
(a Beneficial Owner) that holds Shares entitled to vote at the meeting through a nominee or street name holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owners entitlement to vote such Shares, provided that the shareholder was the shareholder of record or the Beneficial Owner held such
 Shares at the time the notice provided for in this Section
2.2(c) is delivered to the secretary.

         In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by shareholders for election as Trustees and any other proposals by shareholders may be properly brought before an annual meeting only pursuant to timely notice (the Shareholder Notice) in writing to the secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than fortyfive (45) nor more than sixty
(60) days prior to the first anniversary date of the date on which the Trust first sent its proxy materials for the prior years annual meeting; provided, however, with respect to the annual meetings to be held in the calendar years 2008 and 2009, the Shareholder Notice must be so delivered or mailed and so received on or before March 18, 2008, and May 1, 2009, respectively;
provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an Other Annual Meeting Date), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date fortyfive (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

         Any shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d), (e) and (f) of Item 401 of
Regulation SK or paragraph (b) of Item 22 of Rule 14a101 (Schedule 14A)
 under the Securities Exchange Act of 1934, as amended (the
Exchange Act), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
 and (E) whether such shareholder believes any nominee is or will be an interested person of the Trust (as defined in the Investment
 Company Act of 1940, as amended) and, if not an interested person, information regarding each nominee that will be sufficient for the
 Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, a majority of the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder Notice required by this
Section 2.2(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

         Without limiting the foregoing, any shareholder who gives a Shareholder Notice of any matter proposed to be brought before a shareholder meeting (whether or not involving nominees for Trustees)
 shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such shareholder favors the proposal; (iii) such shareholders name and address as they appear on the Trusts books; (iv) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such shareholder; (vi) any material interest of such shareholder in the matter proposed (other than as a shareholder); (vii) a representation that the shareholder intends to appear in person or by proxy at the shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owners indirect ownership of, and entitlement to vote, Shares at the meeting of shareholders.
  As used in this Section 2.2, Shares beneficially owned shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d3 and 13d5 under the Exchange Act.


         (d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to Section
 2.4 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trusts notice of meeting if and only if the shareholder provides a notice containing the information required in the Shareholder Notice to the secretary required with respect to annual meetings by Section 2.2(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by a majority of the Trustees to be elected at such meeting are publicly announced or disclosed.

         (e) For purposes of this Section 2.2, a matter shall be deemed to have been publicly announced or disclosed if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange
 Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

         (f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 2.2.

         (g) The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to
 (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 2.2 and elsewhere in these Bylaws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

         (h) Notwithstanding anything to the contrary in this Section 2.2 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Trustees and, in particular, no Beneficial
 Owner shall have any rights as a shareholder except as may be required by federal law. Furthermore, nothing in this Section 2.2 shall be construed as creating any implication or presumption as to the requirements of federal law.

        2.3 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the
 country-regionplaceUnited States as shall be designated by the Trustees or the president of the Trust.

       2.4 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust.
Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

       2.5 Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

       2.6 Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. The placing of a shareholders name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

Article 3.
                                                               Trustees

3.1. Committees and Advisory Board. The Trustees may appoint from their number an executive committee and other committees.
Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

         In addition, the Trustees may appoint a Dividend Committee of not less than three persons, at least one of whom shall be a
Trustee of the Trust.

         No special compensation shall be payable to members of the Dividend Committee. Each member of the Dividend Committee will hold office until his or her successor is elected and qualified or until the member dies, resigns, is removed, becomes disqualified or until the Committee is abolished by the Trustees.

3.2. Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.



3.3. Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the board chair, the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the board chair, the officer or one of the Trustees calling the meeting.

3.4. Notice. It shall be sufficient notice to a Trustee to send notice by mail at least fortyeight hours or by telegram at least twentyfour hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twentyfour hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.5. Quorum. At any meeting of the Trustees onethird of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two unless the number of Trustees then in office shall be one. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Article 4.
                                          Officers and Agents

4.1. Enumeration; Qualification. The officers of the Trust shall be a president, a treasurer and a secretary who shall be elected by the Trustees. In addition, there shall be an Independent Chief
 Compliance Officer, who shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust as defined under the Investment Company Act of 1940 (the 1940 Act) (the Independent Trustees),
 and otherwise in accordance with rule 38a1 (or any successor rule) thereunder, as such rule may be amended from time to time
 (Rule 38a1). The Trustees from time to time may in their discretion elect or appoint such other officers, if any, as the business of the Trust may require pursuant to section 4.3 of these ByLaws. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2. Powers. Subject to the other provisions of these ByLaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trusts investment adviser in accordance with the policies and objectives of the Trust set forth in its prospectus and with such general or specific instructions as the Trustees may from time to time have issued.  The Independent Chief
Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust in accordance with Rule 38a1, and shall perform such other duties and have such other responsibilities as from time to time may be assigned to him by the Trustees. The Independent Chief Compliance Officer shall report directly to the Trustees or a Committee of the Trustees in carrying out his functions.

4.3. Election. The president, the treasurer and the secretary shall be elected annually by the Trustees at their first meeting following the annual meeting of the shareholders. The Independent Chief Compliance Officer shall be elected pursuant to Section 4.1 of these ByLaws. Other elected officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time.
Assistant officers may be appointed by the elected officers.

4.4. Tenure. The president, the treasurer, the secretary and the Independent Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified, provided that any removal of the Independent Chief Compliance
 Officer shall also require the vote or consent of a majority of the Independent Trustees and otherwise be in accordance with the provisions of Rule 38a1. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.

4.5. President and Vice Presidents. The president shall be the chief executive officer of the Trust. The president shall preside at all meetings of the shareholders at which he or she is present except as otherwise voted by the Trustees. Any vice president shall have such duties and powers as shall be designated from time to time by the Trustees.

4.6. Treasurer, Controller and Chief Accounting Officer. The treasurer shall be the chief financial officer of the Trust and, subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such duties and powers as shall be designated from time to time by the Trustees or by the president. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

         The controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and  appropriate.  The controller  shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

         The chief accounting officer of the Trust shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.




4.7. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.


         4.8 Board Chair. The Trustees shall annually elect one of their number to serve as their chair. The board chair shall hold such position until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. The board chair shall hold such position at the pleasure o the Trustees. The board chair shall preside at all meetings of the Trustees at which he or she is present and shall perform any other duties and responsibilities prescribed from time to time by the Trustees. In the absence of the board chair, or in the event that such position is vacant, the Trustees present at any meeting shall designate one of their number to preside at such meeting.
  The board chair shall not be considered an officer of the Trust.

Article 5.
                      Resignations and Removals

         Any Trustee, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the treasurer or the secretary or to a meeting of the Trustees.
 The Trustees may remove any officer elected by them with or without cause by the vote or consent of a majority of the Trustees then in office provided that any removal of the Independent
Chief Compliance Officer shall also require the vote or consent of a majority of the Independent Trustees and otherwise be in accordance with Rule 38a1. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Article 6.
                                                               Vacancies

         A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. A vacancy in the office of the Independent Chief Compliance Officer shall be filled in accordance with Section 4.1 of these ByLaws.

Article 7.
                                           Shares of Beneficial Interest

7.1. Share Certificates. Except as provided in Section 12.1, in lieu of issuing certificates for shares, the Trustees or the transfer agent shall keep accounts upon the books of the Trust for the record holders of such shares.
7.2. Discontinuance of Issuance of Certificates. Except as provided in Section 12.1, the Trustees have discontinued the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates of the Trust for cancellation. Such surrender and cancellation shall not affect the o wnership of shares in the Trust.

Article 8.
                               Record Date and Closing Transfer Books

         The Trustees may fix in advance a time, which shall not be more tha n 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or withou t fixing such record date the Trustees may for any such purposes close the transfer books for all or any part of such period.

Article 9.
                                                                 Seal

         The seal of the Trust shall, subject to alteration by the Trustees, consist of a flatfaced circular die with the word
Massachusetts together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Article 10.
                                                     Execution of Papers

         Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

Article 11.
                                                              Fiscal Year

         Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on December 31.





Article 12.
                                                     Shares of Beneficial
 Interest

         The Trust has an unlimited number of common shares, without par value, which may be issued from time to time by the Trustees of the Trust. The Trust also has a class of 2,400 preferred shares, without par value, which may be issued by the Trustees from time to time in one or more series and with such designations, preferences and other rights, qualifications, limitations and restrictions as are determined by the Board of Trustees or a duly authorized committee thereof and set forth in this Article 12.

12.1. Statement Creating One Series of Municipal Auction Rate Cumulative Preferred Shares

                              There is one series of Municipal Auction
Rate Cumulative Preferred Shares.
                                                                PART I
                                                              DESIGNATION

         SERIES M: A series of 2,400 preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated Municipal Auction Rate Cumulative
Preferred Shares, Series M and is referred to below as Series M Municipal Preferred. Each share of Series M Municipal Preferred shall be issued on dateYear1999Day26Month8lstransAugust 26, 1999; have an
 Applicable Rate for its Initial Rate Period equal to 3.40% per annum; have an initial Dividend Payment Date of Tuesday, dateYear 1999Day31Month8lstransAugust 31, 1999; and have such other preferences, limitations and relative voting and other rights, in addition to those required by applicable law or set forth in the Trusts Declaration of Trust, as are set forth in Part I and Part II of this Section 12.1. Series M Municipal Preferred shall constitute a separate series of Municipal Preferred of the Trust.
The Board of Trustees of the Trust may, in their discretion, increase the number of shares of Municipal Preferred authorized under these Bylaws to authorize the issuance of another series of Municipal Preferred so long as such issuance is permitted by paragraph 5 of
Part I of this Section 12.1.

1. Definitions Unless the context or use indicates another or different meaning or intent, in Part I and Part II of this
Section 12.1 the following terms have the following meanings, whether used in the singular or plural:

         AA Composite Commercial Paper Rate, on any date for any Rate Period of shares of a series of Municipal Preferred, shall mean
(i) (A) in the case of any Minimum Rate Period or any Special Rate Period of fewer than 49 Rate Period Days, the interest equivalent of the 30day rate; provided, however, that if such Rate Period is a Minimum
 Rate Period and the AA Composite Commercial Paper Rate is being used to determine the Applicable Rate for shares of such series when all of the Outstanding shares of such series are subject to Submitted Hold Orders, then the interest equivalent of the sevenday rate, and (B) in the case of any Special Rate Period of (1) 49 or more but fewer than 70 Rate Period Days, the interest equivalent of the 60day rate; (2) 70 or more but fewer than 85 Rate Period
Days, the arithmetic average of the interest equivalent of the 60day an d 90day rates; (3) 85 or more but fewer than 99 Rate Period
Days, the interest equivalent of the 90day rate; (4) 99 or more but fewer than 120 Rate Period Days, the arithmetic average of the interest equivalent of the 90day and 120day rates; (5) 120 or more but fewer than 141 Rate Period Days, the interest equivalent of the 120day rate; (6) 141 or more but fewer than 162 Rate Period Days, the arithmetic average of the interest equivalent of the 120day and 180day rates; and (7) 162 or more but fewer than 183 Rate Period Days, the interest equivalent of the 180day rate, in each case on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business
Day next preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction
Agent for the close of business on the Business Day next preceding such date.
  If any Commercial Paper Dealer does not quote a rate required to determine the AA Composite Commercial Paper Rate, the AA Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute
Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Trust does not select any such Substitute
Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the
 remaining Commercial Paper Dealer or Commercial Paper
Dealers. For purposes of this definition, the interest equivalent of a rate stated on a discount basis (a discount rate) for commercial paper of a given days maturity shall be equal to the quotient
 (rounded upwards to the next higher onethousandth (.001) of 1% of (A) the discount rate divided by (B) the difference between (x)
 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

         Accountants Confirmation shall have the meaning specified in paragraph 7(c) of Part I of this Section 12.1.

         Affiliate shall mean, for purposes of the definition of Outstanding , any Person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided, however, that no BrokerDealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation, one of the trustees, directors or executive officers of which is a trustee of the Trust be deemed to be an Affiliate solely because such trustee, director or executive officer is also a trustee of the Trust.

         Agent Member shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

         Anticipation Notes shall mean Tax Anticipation Notes (TANs), Revenue Anticipation Notes (RANs), Tax and Revenue Anticipation
Notes (TRANs), Grant Anticipation Notes (GANs) that are rated by S&P and Bond Anticipation Notes (BANs).

         Applicable Rate shall have the meaning specified in paragraph 2(e)(i) of Part I of this Section 12.1.

         Auction shall mean each periodic implementation of the Auction Procedures.

         Auction Agency Agreement shall mean the agreement between the Trust and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for shares of a series of Municipal Preferred so long as the Applicable Rate for shares of such series is to be based on the results of an Auction.

         Auction Agent shall mean the entity appointed as such by a resolution of the Board of Trustees in accordance with paragraph
6 of Part II of this Section 12.1.

         Auction Date, with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

         Auction Procedures shall mean the procedures for conducting Auctions set forth in Part II of this Section 12.1.

         Available Municipal Preferred shall have the meaning specified in paragraph 3(a) of Part II of this Section 12.1.

         Benchmark Rate shall have the meaning specified in paragraph 3(c) of Part II of this Section 12.1.

         Beneficial Owner with respect to shares of a series of Municipal Preferred, means a customer of a BrokerDealer who is listed on the records of that BrokerDealer (or, if applicable, the Auction Agent)
 as a holder of shares of such series.

         Bid and Bids shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

         Bidder and Bidders shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1; provided, however, that neither the Trust nor any affiliate thereof shall be permitte to be a Bidder in an Auction, except that any BrokerDealer that is an affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such BrokerDealer are not for its own account.

         Board of Trustees shall mean the Board of Trustees of the Trust or any duly authorized committee thereof.

         BrokerDealer shall mean any brokerdealer, commercial bank or other entity permitted by law to perform the functions required of a BrokerDealer in Part II of this Section 12.1, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Trust and has entered into a BrokerDealer Agreement that remains effective.

         BrokerDealer Agreement shall mean an agreement among the Trust, the Auction Agent and a BrokerDealer pursuant to which such BrokerDealer agrees to follow the procedures specified in Part II of this
 Section 12.1.

         Business Day shall mean a day on which the New York Stock Exchange is open for trading, and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York are authorized by law to close.

         Bylaws means these Amended and Restated Bylaws of the Trust.

         Code means the Internal Revenue Code of 1986, as amended from time to time.

         Commercial Paper Dealers means Lehman Commercial Paper Incorporated, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner
& Smith Incorporated and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

         Common Shares means the common shares of beneficial interest, without par value, of the Trust.

         Cure Date shall have the meaning specified in paragraph 11(b) of Part I of this Section 12.1.

         Date of Original Issue with respect to shares of a series of Municipal Preferred, shall mean the date on which the Trust originally issued such shares.


         Declaration shall mean the Agreement and Declaration of Trust dated dateYear1989Day16Month3lstransMarch 16, 1989 of the
Trust, as amended by Amendment No. 1 dated dateYear1999Day30Month7lst ransJuly 30, 1999 to the Agreement and Declaration of Trust of the Trust, both on file with the Secretary of The Commonwealth of Massachusetts and as hereafter restated or amended from time to time.

         Deposit Securities shall mean cash and Municipal Obligations rated at least A1+ or SP1+ by S&P, except that, for purposes of subparagraph (a)(v) of paragraph 11 of Part I of this Section 12.1, such
 Municipal Obligations shall be considered Deposit Securities only if they are also rated P1, stocktickerMIG1 or VMIG1 by Moodys.

         Discounted Value, as of any Valuation Date, shall mean, (i) with respect to an S&P Eligible Asset, the quotient of the
Market Value thereof divided by the applicable S&P Discount Factor and (ii)
 (a) with respect to a Moodys Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the applicable Moodys Discount Factor, or (b) with respect to a Moodys Eligible Asset that is currently callable as of such Valuation
Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable Moodys Discount Factor.

         Dividend Payment Date, with respect to shares of a series of Municipal Preferred, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph 2(d) of Part I of this Section 12.1.

         Dividend Period, with respect to shares of a series of Municipal Preferred, shall mean the period from and including the
Date of Original Issue of shares of such series to but excluding the initial Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding
Dividend Payment Date for shares of such series.

         Escrowed Bonds means Municipal Obligations that (i) have been determined to be legally defeased in accordance with S&Ps legal defeasance criteria, (ii) have been determined to be economically defeased in accordance with S&Ps economic defeasance criteria and assigned a rating of stocktickerAAA by S&P, (iii) are not rated by S&P but have been determined to be legally defeased by Moodys, or (iv) have been determined to be economically defeased by Moodys and assigned a rating no lower than the rating that is Moodys equivalent of S&Ps stocktickerAAA rating.

         Existing Holder, with respect to shares of a series of Municipal Preferred, shall mean a BrokerDealer (or any such other
Person as may be permitted by the Trust) that is listed on the records of the Auction Agent as a holder of shares of such series.

         Failure to Deposit, with respect to shares of a series of Municipal Preferred, shall mean a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the
 Business Day next preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any shares of such series after notice of redemption is mailed pursuant to paragraph 11(c) of Part I of this Section 12.1; provided, however, that the foregoing clause (B) shall not apply to the Trusts failure to pay the Redemption Price in respect of shares of Municipal Preferred when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         Federal Tax Rate Increase shall have the meaning specified in the definition of Moodys Volatility Factor.

         Grossup Payment in respect of any dividend means payment to a Holder of shares of a series of Municipal Preferred of an amount which, giving effect to the Taxable Allocations made with respect to such dividend, would cause such Holders aftertax returns
(taking into account both the Taxable Allocations and the Grossup Payment) to be equal to the aftertax return the Holder would have received if no such Taxable Allocations had occurred. Such Grossup Payment shall be calculated: (i) without consideration being given to the time value of money; (ii) assuming that no Holder of shares of Municipal Preferred is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Holder of shares of Municipal Preferred is taxable at the maximum marginal regular Federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, whichever is greater, in effect at the time such Grossup Payment is made.

         Holder, with respect to shares of a series of Municipal Preferred, shall mean the Registered Holder of such shares as the same appears on the record books of the Trust.

         Hold Order and Hold Orders shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

         Independent Accountant shall mean a nationally recognized accountant , or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

         Initial Margin means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

         Initial Rate Period, with respect to shares of a series of Municipal Preferred, shall mean the period from and including the
Date of Original Issue for such series to but excluding the initial Dividend
 Payment Date for such series.

         Interest Equivalent shall mean a yield on a 360day basis of a discount basis security which is equal to the yield on an equivalent interestbearing security.

         Inverse Floater shall mean trust certificates or other instruments evidencing interests in one or more municipal securities that qualify as S&P Eligible Assets (and satisfy the issuer and size requirements of the definition of S&P Eligible Assets) the interest rates on which are adjusted at shortterm intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed one to one at their time or original issuance unless the floating rate instrument has only one reset remaining until maturity.

         Kenny Index shall have the meaning set forth under the definition of Taxable Equivalent of the ShortTerm Municipal Bond
Rate.

         Late Charge shall have the meaning specified in paragraph 2(e)(i)
(B) of Part I of this Section 12.1.

         Liquidation Preference, with respect to a given number of shares of Municipal Preferred, means $25,000 times that number.

         Market Value of any asset of the Trust means the market value thereof determined by the pricing service designated from time to time by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The pricing service will use current industry standards to value portfolio securities. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations. Securities for which quotations are not readily available shall be valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions.
In the event the pricing service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are nationally recognized members of the
 National Association of Securities Dealers, Inc. who are independent of the investment advisor to the Trust and make a market in the security, at least one of which shall be in writing.
Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Trustees.

         Maximum Potential Grossup Payment Liability, as of any Valuation Date, shall mean the aggregate amount of Grossup Payments that would be due if the Trust were to make Taxable Allocations, with respect to any taxable year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date, and assuming such
 Grossup Payments are fully taxable.



         Maximum Rate, for shares of a series of Municipal Preferred on any Auction Date for shares of such series, shall mean:

                  (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to paragraph 4 of Part I of this Section 12.1, the product of
         (A) the Reference Rate on such Auction Date for the next Rate Period of shares of such series and (B) the Rate Multiple on such Auction Date, unless shares of such series have or had a Special Rate Period (other than a Special Rate Period of 28
         Rate Period Days or fewer) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate
         Period of shares of such series after such Special Rate Period, in which case the higher of:

                           (A)  the dividend rate on shares of such series
 for the thenending Rate Period; and

                           (B)  the product of (1) the higher of (x) the
Reference Rate on such Auction Date for a Rate Period equal
                  in length to the thenending Rate Period of shares of such series, if such thenending Rate Period was 364 Rate Period
                  Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the thenending
                  Rate Period of shares of such series, if such thenending Rate Period was more than 364 Rate Period Days, and (y) the
                  Reference Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period of shares of such series, if such Special Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction
                  Date for a Rate Period equal in length to such Special Rate Period, if such Special Rate Period was more than 364
                  Rate Period Days and (2) the Rate Multiple on such Auction Date; or

                  (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed
         Special Rate Period designated by the Trust pursuant to paragraph
 4 of Part I of this Section 12.1, the product of (A) the
         highest of (1) the Reference Rate on such Auction Date for a Rate Period equal in length to the thenending Rate Period of shares of such series, if such thenending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such
         Auction Date for a Rate Period equal in length to the thenending Rate Period of shares of such series, if such thenending
         Rate Period was more than 364 Rate Period Days, (2) the Reference Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is 364 Rate Period Days or fewer or the Treasury Note Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is more than
         364 Rate Period Days, and (3) the Reference Rate on such Auction Date for Minimum Rate Periods and (B) the Rate Multiple on
         such Auction Date.

         Minimum Rate Period shall mean any Rate Period consisting of 7 Rate Period Days.

         Moodys shall mean Moodys Investors Service, Inc., a
StateplaceDelaware corporation, and its successors.

         Moodys Discount Factor shall mean, for purposes of determining the Discounted Value of any Moodys Eligible Asset, the
percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moodys Exposure Period, in accordance with the table set forth below:

    Rating Category


Exposure Period         Aaa*     Aa*      A*       Baa*      Other**
 (V)stocktickerMSP1+****     Unrated*****
7 weeks                 151%     159%     166%     173%      187%
 136%           148%         225%
8 weeks or less but
9 weeks or less but     156      163      170      177       192
   138            150          240

..........*        Moodys rating.
..........**       Municipal Obligations not rated by Moodys but rated BBB
 by S&P.
         ***      Municipal Obligations rated stocktickerMIG1 or VMIG1,
which do not mature or have a demand feature at par
                  exercisable in 30 days and which do not have a longterm
rating.
         ****     Municipal Obligations not rated by Moodys but rated SP1+
 by S&P, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a longterm
 rating.
         *****    Municipal Obligations rated less than Baa3 by Moodys
 or less than BBB by S&P or not rated by Moodys or S&P.

         Notwithstanding the foregoing, (i) the Moodys Discount Factor for shortterm Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least stocktickerMIG1, VMIG1 or P1 by Moodys and mature or have a demand feature at par exercisable in 30 days or less, or 125%, so long as such Municipal Obligations are rated at least A1+/AA or SP1+/AA by S&P and mature or have a demand feature at par exercisable in 30 days or less, and (ii)
 no Moodys Discount Factor will be applied to cash or to Receivables for Municipal Obligations Sold or futures, options and similar instruments (to the extent such securities are Moodys
Eligible Assets); provided, however, that for purposes of determining the
 Moodys Discount Factor applicable to a Municipal
Obligation, any Municipal Obligation (excluding any shortterm Municipal Obligation) not rated by Moodys but rated by S&P shall be deemed to have a Moodys rating which is one full rating category lower than its S&P rating.

         Moodys Eligible Asset shall mean cash, Receivables for Municipal Obligations Sold, futures, options and similar instruments
(other than Inverse Floaters and index warrants) or a Municipal Obligation that (i) pays interest in cash, (ii) does not have its Moodys rating, if applicable, suspended by Moodys, (iii) is part of an issue of Municipal Obligations of at least $10,000,000, and
(iv) is not subject to a covered call or a covered put option written by the Trust. Municipal Obligations issued by any one issuer and not rated by Moodys or rated lower than Baa3 by Moodys and not rated by
 S&P or rated lower than BBB by S&P (Unrated Moodys
Municipal Obligations) may comprise no more than 4% of total Moodys Eligible
 Assets; such Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated BBB by S&P may comprise no more than 4% of total
Moodys Eligible Assets; such BBBrated Municipal Obligations and Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moodys or A by S&P may comprise no more than 6% of total Moodys
Eligible Assets; such BBB, Baa and Arated Municipal Obligations and Unrated
 Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Moodys or AA by S&P, may comprise no more than 10% of total Moodys
Eligible Assets; and such BBB, Baa, A and AArated Municipal Obligations and
 Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moodys or stocktickerAAA by S&P, may comprise no more than 20% of total Moodys Eligible Assets. For purposes of the foregoing sentence, any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such thirdparty credit is the sole determinant of the rating on such Municipal Obligations.
 Municipal Obligations issued by issuers located within a single state or territory and not rated by Moodys or rated lower than Baa3 by Moodys and not rated by S&P or rated lower than BBB by S&P may comprise no more than 12% of total Moodys Eligible Assets; such Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated BBB by S&P may comprise no more than 12% of total Moodys Eligible Assets; such BBBrated Municipal Obligations and Unrated Moodys Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated Baa by Moodys or A by S&P, may comprise no more than 20% of total Moodys Eligible Assets; such BBB, Baa and Arated Municipal Obligations and Unrated Moodys
Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated A by Moodys or AA by S&P, may comprise no more than 40% of total
 Moodys Eligible Assets; and such BBB, Baa, A and AArated
Municipal Obligations and Unrated Moodys Municipal Obligations, if any,
 together with any Municipal Obligations issued by issuers located within the same state or territory and rated Aa by Moodys or stocktickerAAA by S&P, may comprise no more than 60% of total
Moodys Eligible Assets.  Municipal Obligations which are not rated by Moodys or S&P may comprise no more than 40% of the aggregate
Market Value of Moodys Eligible Assets; provided, however, that if the Market
 Value of such Municipal Obligations exceeds 40% of the aggregate Market Value of Moodys Eligible Assets, a portion of such Municipal
 Obligations (selected by the Trust) shall not be considered Moodys Eligible Assets, so that the Market Value of such Municipal
 Obligations (excluding such portion) does not exceed
40% of the aggregate Market Value of Moodys Eligible Assets; provided, however, that no such unrated Municipal Obligation shall be considered a Moodys Eligible Asset if such Municipal Obligation shall be in default, which term shall mean for purposes of this definition, either (a) the nonpayment by the issuer of interest or principal when due or (b) the notification of the Trust by the trustee under the underlying indenture or other governing instrument for such Municipal Obligation that the issuer will fail to pay when due principal or interest on such Municipal Obligation. For purposes of applying the foregoing requirements, a Municipal
Obligation shall be deemed to be rated BBB by S&P if rated BBB, BBB or BBB+ by S&P, Moodys Eligible Assets shall be calculated without including cash, and Municipal Obligations rated stocktickerMIG1,
 VMIG1 or P1 or, if not rated by Moodys, rated A1+/Aa or SP1+/AA by S&P, shall be considered to have a longterm rating of A. When the Trust sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future day, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Moodys Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Municipal Preferred Basic Maintenance Amount. When the Trust purchases a Moodys Eligible
Asset and agrees to sell it at a future date, such Eligible Asset shall be valued at the amount of cash to be received by the Trust upon such future date, provided that the counterparty to the transaction has a longterm debt rating of at least A2 and a shortterm debt rating of at least P1 from Moodys and the transaction has a term of no more than 30 days; otherwise such Eligible Asset shall be valued at the Discounted Value of such Eligible Asset. For purposes of determining the aggregate Discounted Value of Moodys Eligible
Assets, such aggregate amount shall be reduced with respect to any futures contracts as set forth in paragraph 10(a) of Part I of this Section 12.1.

         Notwithstanding the foregoing, an asset will not be considered a Moodys Eligible Asset to the extent it is (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, Liens), except for (a) Liens which are being contested in good faith by appropriate proceedings and which
 Moodys has indicated to the Trust will not affect the status of such asset as a Moodys Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Massachusetts Financial Services Company,
Inc., The Chase Manhattan Bank or the Auction Agent and (d) Liens by virtue of any repurchase agreement or futures contract; or (ii) deposited irrevocably for the payment of any liabilities for purposes of determine the Municipal Preferred Basic Maintenance Amount.

         Moodys Exposure Period shall mean the period commencing on a given

 Valuation Date and ending 49 days thereafter.

         Moodys Volatility Factor shall mean, as of any Valuation Date, (i) in the case of any Minimum Rate Period, any Special Rate period of 28 Rate Period Days or fewer, or any Special Rate Period of 57
Rate Period Days or more, a multiplicative factor equal to 275%, except as otherwise provided in the last sentence of this definition;
(ii) in the case of any Special Rate Period of more than 28 but fewer than 36 Rate Period Days, a multiplicative factor equal to 203%;
 (iii) in the case of any Special Rate Period of more than 35 but fewer than 43 Rate Period Days, a multiplicative factor equal to 217%; (iv) in the case of any Special Rate Period of more than 42 but fewer than 50 Rate Period Days, a multiplicative factor equal to 226%; and (v) in the case of any Special Rate
Period of more than 49 but fewer than 57 Rate Period Days, a multiplicative factor equal to 235%. If, as a result of the enactment of changes to the Code, the greater of the maximum marginal Federal individual income tax rate applicable to ordinary income and the maximum marginal Federal corporate income tax rate applicable to ordinary income will increase, such increase being rounded up to the next five percentage points (the Federal Tax Rate Increase), until the effective date of such increase, the Moodys Volatility Factor in the case of any Rate Period described in (i) above in this definition instead shall be determined by reference to the following table:


               Federal                                     Volatility
             Tax Rate Increase                              Factor

              5%                                            295%
             10%                                            317%
             15%                                            341%
             20%                                            369%
             25%                                            400%
             30%                                            436%
             35%                                            477%
             40%                                            525%

         Municipal Obligations shall mean Municipal Obligations as defined in the Trusts registration statement on Form N2 as filed with the Securities and Exchange Commission on dateYear1999Day20Month8l stransAugust 20, 1999 (the Registration Statement).

         Municipal Preferred shall mean Municipal Auction Rate Cumulative Preferred Shares, without par value, liquidation preference
$25,000 per share, of the Trust.

         Municipal Preferred Basic Maintenance Amount, as of any Valuation Date, shall mean the dollar amount equal to the sum of (i)
(A) the product of the number of shares of Municipal Preferred outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of Preferred Shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to shares of Municipal
 Preferred (or other Preferred Shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for shares of Municipal Preferred outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding Preferred Shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of Municipal Preferred outstanding from such first respective Dividend
 Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Rate Period commencing on such Dividend Payment Date) for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to paragraph 4(d)(i) of Part I of this Section
 12.1 with respect to shares of such series, such Maximum
Rate shall be the higher of (a) the Maximum Rate for the Special Rate Period of shares of such series to commence on such Dividend
Payment Date and (b) the Maximum Rate for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Volatility Factor applicable to a Minimum Rate Period, or, in the event the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to paragraph 4(d)(i) of
 Part I of this Section 12.1 with respect to shares of such series designating a Special Rate Period consisting of 49 Rate Period Days or more, the Volatility Factor applicable to a Special
Rate Period of that length (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other Preferred Shares outstanding from such respective dividend payment dates through the 49th day after such Valuation Date, as established by or pursuant to the respective statements establishing and fixing the rights and preferences of such other Preferred
Shares) (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of Preferred Shares other than Municipal Preferred, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect
 (or, in the case of the Preferred Shares other than Municipal Preferred, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trusts Maximum Potential Grossup Payment Liability in respect of shares of Municipal
Preferred (and similar amounts payable in respect of other Preferred Shares pursuant to provisions similar to those contained in paragraph 3 of Part I of this Section 12.1) as of such Valuation Date; and
 (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i) (A) through (i)(E) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., for purposes of current Moodys guidelines, the face value of cash, shortterm Municipal Obligations rated stocktickerMIG1, VMIG1 or P1, and shortterm securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)
 (A) through (i)(F) become payable, otherwise the Moodys
Discounted Value or for purposes of current S&P guides, the face value of cash, shortterm municipal securities rated A1+ or SP1+ and mature or have a demand feature exercisable in 30 days or less, and shortterm securities that are the direct obligation of the U.S.
government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(F) become payable, otherwise S&Ps Discounted Value) of any of the Trusts assets irrevocably deposited by the Trust for the payment of any of
(i) (A) through (i)(F).

         Municipal Preferred Basic Maintenance Cure Date, with respect to the failure by the Trust to satisfy the Municipal Preferred
Basic Maintenance Amount (as required by paragraph 7(a) of Part I of this
 Section 12.1) as a given Valuation Date, shall mean the second Business Day following such Valuation Date.

         Municipal Preferred Basic Maintenance Report shall mean a report signed by the President, Treasurer, Controller, Secretary or any Senior Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Municipal Preferred Basic Maintenance
Amount.

         1940 Act shall mean the Investment Company Act of 1940, as amended from time to time.


         1940 Act Cure Date, with respect to the failure by the Trust to maintain the 1940 Act Municipal Preferred Asset Coverage (as required by paragraph 7 of Part I of this Section 12.1) as of the last Business Day of each month, shall mean the last Business Day of the following month.

         1940 Act Municipal Preferred Asset Coverage shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including all outstanding shares of Municipal Preferred (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closedend investment company as a condition of declaring dividends on its common shares or stock).

         Notice of Redemption shall mean any notice with respect to the redemption of shares of Municipal Preferred pursuant to paragraph 11(c) of Part I of this Section 12.1.

         Notice of Special Rate Period shall mean any notice with respect to a Special Rate Period of shares of Municipal Preferred pursuant to paragraph 4(d)(i) of Part I of this Section 12.1.

         Order and Orders shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

         Outstanding shall mean, as of any Auction Date with respect to shares of any series of Municipal Preferred, the number of shares of such series theretofore issued by the Trust except, without duplication, (i) any shares of such series theretofore canceled or delivered to the Auction Agent for cancellation or redeemed by the Trust,
(ii) any shares of such series as to which the Trust or any Affiliate thereof shall be an Existing Holder and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

         Persons shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         Potential Beneficial Owner, with respect to shares of a series of Municipal Preferred, shall mean a customer of a
BrokerDealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

         Potential Holder, with respect to shares of a series of Municipal Preferred, shall mean a BrokerDealer (or any such other person as may be permitted by the Trust) that is not an Existing Holder of shares of such series or that is an Existing Holder of shares of such series that wishes to become the Existing Holder of additional shares of such series.

         Preferred Shares shall mean the preferred shares, without par value, of the Trust, and includes the shares of Municipal
Preferred.


         Rate Multiple, for shares of a series of Municipal Preferred on any Auction Date for shares of such series, shall mean the percentage, determined as set forth below, based on the prevailing rating of shares of such series in effect at the close of business on the Business Day next preceding such Auction Date:

         Prevailing Rating                Percentage
aa3/AA or higher..............................................  110%
a3/A..........................................................  125%
baa3/BBB......................................................  150%
ba3/BB........................................................  200%
Below ba3/BB..................................................  250%

provided, however, that in the event the Trust has notified the Auction
 Agent of its intent to allocate income taxable for Federal income tax purposes to shares of such series prior to the Auction establishing the Applicable Rate for shares of such series, the applicable percentage in the foregoing table shall be divided by the quantity
 1 minus the greater of the maximum marginal regular
Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income.

         For purposes of this definition, the prevailing rating of shares of a series of Municipal Preferred shall be (i) aa3/AA or higher if such shares have a rating of aa3 or better by Moodys and AA or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not aa3/AA or higher, then a3/A if such shares have a rating of a3 or better by Moodys and A or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not aa3/AA or higher or a3/A, then baa3/BBB if such shares have a rating of baa3 or better by Moodys and BBB or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iv) if not aa3/AA or higher, a3/A or baa3/BBB, then ba3/BB if such shares have a rating of ba3 or better by Moodys and BB or better by S&P or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (v) if not aa3/AA or higher, a3/A, baa3/BBB, or ba3/BB, then below ba3/BB; provided, however, that if such shares are rated by only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency. The Trust shall take all reasonable action necessary to enable either S&P or Moodys to provide a rating for shares of Municipal Preferred. If neither S&P nor Moodys shall make such a rating available, Salomon Smith Barney Inc.
 or its successor shall select at least one nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange
Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in respect of shares of such series of Municipal Preferred, and the Trust shall take all reasonable action to enable such rating agency to provide a rating for such shares.

         Rate Period, with respect to shares of a series of Municipal Preferred, shall mean the Initial Rate Period of shares of such series and any Subsequent Rate Period, including any Special Rate Period, of shares of such series.

         Rate Period Days, for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or
Dividend Period but for the application of paragraph 2(d) of Part I of this Section 12.1 or paragraph 4(b) of Part I of this
Section 12.1.

         Receivables for Municipal Obligations Sold shall mean (A) for purposes of calculating Moodys Eligible Assets as of any Valuation Date, no more than the aggregate of the following: (i) the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moodys or (y) with counterparties having a Moodys longterm debt rating of at least Baa3; and (ii) the Moodys
Discounted Value of Municipal Obligations sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five business days of such Valuation Date but do not comply with either of the conditions specified in (i) above, and
(B) for purposes of calculating S&P Eligible Assets as of any Valuation Date, the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date if such receivables are due within five business days of such Valuation Date.

         Redemption Price shall mean the applicable redemption price specified in paragraph 11(a) or (b) of Part I of this
Section 12.1.

         Reference Rate shall mean (i) the higher of the Taxable Equivalent of the ShortTerm Municipal Bond Rate and the AA Composite
Commercial Paper Rate in the case of Minimum Rate Periods and Special Rate
 Periods of 28 Rate Period Days or fewer; (ii) the AA
Composite Commercial Paper Rate in the case of Special Rate Periods of more than 28 Rate Period Days but fewer than 183 Rate Period
Days; and (iii) the Treasury Bill Rate in the case of Special Rate Periods of more than 182 Rate Period Days but fewer than 365 Rate
Period Days.

         Registration Statement has the meaning specified in the definition of Municipal Obligations.

         S&P means Standard & Poors Ratings Services, a division of The McGrawHill Companies, Inc., and its successors.

         S&P Discount Factor shall mean, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest S&P Exposure Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the table set forth below:





                                                                     Rating
Category
Exposure Period                                               stocktickerAAA*
   AA*    A*      BBB*       Unrated**        Zeros***

45 Business Days..........................................    190%     195%
    210%   250%      220%     572%
25 Business Days..........................................    170      175
    190    230       220      496
10 Business Days..........................................    155      160
    175    215       220      426
  7 Business Days.........................................    150      155
    170    210       220      411
  3 Business Days.........................................    130      135
    150    190       220      388
______________
*      S&P rating.

**     S&P Eligible Assets not rated by S&P or rated less than BBB by S&P and not rated at least the equivalent of an A rating by another nationally recognized credit rating agency.

***    Municipal Obligations rated stocktickerAAA by S&P which are not interest bearing or do not pay interest at least semiannually.

         Notwithstanding the foregoing, (i) the S&P Discount Factor for shortterm Municipal Obligations will be 115%, so long as such
Municipal Obligations are rated A1+ or SP1+ by S&P and mature or have a demand feature exercisable within 30 days or less, 120% if such Municipal Obligations are rated A1 or SP1 by S&P and mature or have a demand feature exercisable within 30 days or less, or 125% if such Municipal Obligations are not rated by S&P but are rated VMIG1,
 P1 or stocktickerMIG1 by Moodys; provided, however, that any such Moodysrated shortterm Municipal Obligations which have demand features exercisable within 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution with a shortterm rating of at least A1+ from SP; and further provided that such Moodysrated shortterm Municipal
 Obligations may comprise no more than 50% of shortterm
Municipal Obligations that qualify as S&P Eligible Assets; (ii) no S&P Discount Factor will be applied to cash, options and similar instruments or to Receivables for Municipal Obligations Sold, except that S&P Discount Factors will be applied to futures and Inverse
Floaters; and (iii) except as set forth in clause (i) above, in the case of any Municipal Obligation that is not rated by S&P but qualifies as an S&P Eligible Asset pursuant to clause (iii) of that definition, such Municipal Obligation will be deemed to have an S&P rating one full rating category lower than the S&P rating category that is the equivalent of the rating category in which such Municipal Obligation is placed by such other nationally recognized credit rating agency. For purposes of the foregoing, Anticipation
Notes rated SP1+ or, if not rated by S&P, rated stocktickerMIG1 or

VMIG1 by Moodys, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a longterm rating, shall be considered to be shortterm Municipal Obligations.

         S&P Eligible Asset shall mean cash (excluding any cash irrevocably deposited by the Trust for the payment of any liabilities within the meaning of Municipal Preferred Basic Maintenance Amount), Receivables for Municipal Obligations Sold, futures, options,
Inverse Floaters and similar instruments or a Municipal Obligation owned by the Trust that (i) is interest bearing and pays interest at least semiannually; (ii) is payable with respect to principal and interest in U.S. Dollars; (iii) is publicly rated BBB or higher by S&P or, except in the case of Anticipation Notes that are Grant Anticipation Notes or Bond Anticipation Notes which must be rated by S&P to be included in S&P Eligible Assets, if not rated by S&P but rated by another nationally recognized credit rating agency, is rated at least A by such agency; (iv) is not part of a private placement of
 Municipal Obligations (except in the case of Inverse
Floaters); (v) is part of an issue of Municipal Obligations with an original issue size of at least $20 million or, if of an issue with an original issue size below $20 million (but in no event below
$10 million), is issued by an issuer with a total of at least
$50 million of securities outstanding; and (vi)is not subject to a covered call or covered put option written by the Trust. Solely for purposes of this definition, the term Municipal Obligation means any obligation the interest on which is exempt from regular
Federal income taxation and which is issued by any of the fifty United States, the District of Columbia or any of the territories of the United States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the states), and federally sponsored agencies such as local housing authorities. Notwithstanding the foregoing limitations:

                  (1) Municipal Obligations (excluding Escrowed Bonds) of any one issuer or guarantor (excluding bond insurers) shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 10% of the aggregate Market Value of S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every
         1% by which the Market Value of such Municipal Obligations exceeds 5% of the aggregate Market Value of S&P Eligible Assets, and provided that Municipal Obligations (excluding Escrowed Bonds) not rated by S&P or rated less than BBB by S&P or not rated at least A by another nationally recognized credit rating agency of any one issuer or guarantor (excluding bond insurers) shall constitute S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 5% of the aggregate Market Value of S&P Eligible Assets;

                  (2) Municipal Obligations not rated at least BBB by S&P or not rated by S&P or not rated at least A by another nationally recognized credit rating agency shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 50% of the aggregate Market Value of S&P Eligible Assets; provided, however, that if the Market Value of such Municipal Obligations exceeds 50% of the aggregate Market Value of S&P Eligible Assets, a portion of such Municipal Obligations (selected by the Trust) shall not be considered S&P Eligible Assets, so that the
         Market Value of such Municipal Obligations (excluding such portion) does not exceed 50% of the aggregate Market Value of S&P
         Eligible Assets;

                  (3) Longterm Municipal Obligations (excluding Escrowed Bonds) issued by issuers in any one state or territory shall be considered S&P Eligible Assets only to the extent that the Market Value of such Municipal Obligations does not exceed 25%
         of the aggregate Market Value of S&P Eligible Assets; and

                  (4) Municipal Obligations which are not interest bearing or do not pay interest at least semiannually shall be considered S&P Eligible Assets if rated stocktickerAAA by S&P.

         For purposes of determining the aggregate Discounted Value of S&Ps Eligible Assets, such aggregate amount shall be reduced with respect to any futures contracts as set forth in paragraph 10(a) of
Part I of this Section 12.1.

         S&P Exposure Period shall mean the period commencing on a given Valuation Date and ending three business days thereafter.

         S&P Volatility Factor shall mean, as of any Valuation Date, a multiplicative factor equal to (i) 305% in the case of any Minimum Rate Period or any Special Rate Period of 28 Rate Period Days or
 fewer; (ii) 268% in the case of any Special Rate Period of more than 28 Rate Period Days but fewer than 183 Rate Period Days; and (iii)
 204% in the case of any Special Rate Period of more than 182 Rate Period Days.

         Securities Depository shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Municipal Preferred.

         Sell Order and Sell Orders shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 12.1.

         Special Rate Period, with respect to shares of a series of Municipal Preferred, shall have the meaning specified in paragraph 4(a) of Part I of this Section 12.1.

         Special Redemption Provisions shall have the meaning specified in paragraph 11(a)(i) of Part I of this Section 12.1.

         Submission Deadline shall mean 1:30 P.M., CityplaceNew York City time, on any Auction Date or such other time on any Auction
Date by which BrokerDealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         Submitted Bid and Submitted Bids shall have the respective meanings specified in paragraph 3(a) of Part II of this
Section 12.1.

         Submitted Hold Order and Submitted Hold Orders shall have the respective meanings specified in paragraph 3(a) of Part II of this Section 12.1.

         Submitted Order and Submitted Orders shall have the respective meanings specified in paragraph 3(a) of Part II of this
Section 12.1.

         Submitted Sell Order and Submitted Sell Orders shall have the respective meanings specified in paragraph 3(a) of Part II of this Section 12.1.

         Subsequent Rate Period, with respect to shares of a series of Municipal Preferred, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend
 Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

         Substitute Commercial Paper Dealer shall mean CS First Boston or Morgan Stanley & Co. Incorporated or their respective affiliates or successors, if such entity is a commercial paper dealer; provided, however, that none of such entities shall be a Commercial Paper Dealer.

         Substitute U.S. Government Securities Dealer shall mean CS First Boston and Merrill Lynch, Pierce, Fenner & Smith
Incorporated or their respective affiliates or successors, if such entity is a U.S. Government securities dealer; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

         Sufficient Clearing Bids shall have the meaning specified in paragraph 3(a) of Part II of this Section 12.1.

         Taxable Allocation shall have the meaning specified in paragraph 3 of Part I of this Section 12.1.

         Taxable Equivalent of the ShortTerm Municipal Bond Rate, on any date for any Minimum Rate Period or Special Rate Period of
28 Rate Period Days or fewer, shall mean 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the S&P Kenny 30 day High Grade Index or any successor index
(the Kenny Index) (provided, however, that any such successor index must be approved by Moodys (if Moodys is then rating the shares of
 Municipal Preferred) and S&P (if S&P is then rating the shares of Municipal Preferred)), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by S&P J.J. Kenny Evaluation Services or any successor thereto, based upon 30day yield evaluations at par of shortterm bonds the interest on which is excludable for regular Federal income tax purposes under the Code, of high grade component issuers selected by S&P J.J. Kenny Evaluation Services or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds, but shall exclude any bonds the interest on which constitutes an item of tax preference under
Section 57(a)(5) of the Code, or successor provisions, for purposes of the alternative minimum tax, divided by (B) 1.00 minus the greater of the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30
A.M., New York City time, on such date by S&P J.J. Kenny Evaluation Services or any successor, the Taxable Equivalent of the ShortTerm Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the greater of the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal).

         Taxable Income shall have the meaning specified in paragraph 3(c) of Part II of this Section 12.1.

         Treasury Bill shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

         Treasury Bill Rate, on any date for any Rate Period, shall mean (i) the bond equivalent yield, calculated in accordance with prevailing industry convention, of the rate on the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the bond equivalent yield, calculated in accordance with prevailing industry convention, as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government
Securities Dealers to the Auction Agent.

         Treasury Note shall mean a direct obligation of the U.S.
Government having a maturity at the time of issuance of five years or less but more than 364 days.

         Treasury Note Rate, on any date for any Rate Period, shall mean
(i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction
Agent.  If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Bill Rate or the Treasury
Note Rate, the Treasury Bill Rate or the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government
Securities Dealers selected by the Trust to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S. Government
Securities Dealer or Substitute U.S. Government Securities Dealers, by the
 remaining U.S. Government Securities Dealer or U.S.
Government Securities Dealers.

         U.S. Government Securities Dealer shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Smith
Barney Inc. and Morgan Guaranty Trust Company of StateNew York or their respective affiliates or successors, if such entity is a StateStateU.S. government securities dealer.

         Valuation Date shall mean, for purposes of determining whether the Trust is maintaining the Municipal Preferred Basic
Maintenance Amount, each Business Day.

         Variation Margin means, in connection with an outstanding futures contract owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

         Volatility Factor shall mean, as of any Valuation Date, the greater of the Moodys Volatility Factor and the S&P Volatility
Factor.

         Voting Period shall have the meaning specified in paragraph 5(b) of Part I of this Section12.1.

         Winning Bid Rate shall have the meaning specified in paragraph 3(a) of Part II of this Section 12.1.

2.       Dividends.

(a) Ranking. The shares of a series of Municipal Preferred shall rank on a parity with each other, with shares of any other series of Municipal Preferred and with shares of any other series of Preferred Shares as to the payment of dividends by the Trust.

(b) Cumulative Cash Dividends. The Holders of shares of Municipal Preferred of any series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, these Bylaws and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in subparagraph (e) of this paragraph 2, and no more (except to the extent set forth in paragraph 3 of Part I of this Section 12.1), payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to subparagraph (d) of this paragraph
2. Holders of shares of Municipal Preferred shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on shares of Municipal Preferred. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of Municipal Preferred which may be in arrears, and, except to the extent set forth in subparagraph (e)(i) of this paragraph 2, no additional sum of money shall be payable in respect of any such arrearage.

(c) Dividends Cumulative From Date of Original Issue. Dividends on shares of Municipal Preferred of any series shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

(d) Dividend Payment Dates and Adjustments Thereof. The Dividend Payment Dates with respect to shares of a series of Municipal
Preferred shall be Tuesday, StateAugust 31, 1999 and each Tuesday thereafter with respect to shares of Series M Municipal Preferred;
provided, however, that

                  (i) (A) if the Tuesday on which dividends would otherwise be payable on shares of Series M Municipal Preferred is not a Business Day, then such dividends shall be payable on shares of such series on the first Business Day that falls after such Tuesday; and

                  (ii) notwithstanding the foregoing provisions of this paragraph 2(d), the Trust in its discretion may establish the
         Dividend Payment Dates in respect of any Special Rate Period of shares of a series of Municipal Preferred consisting of more than 28 Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Trust; and further provided that (1) any such Dividend Payment Date shall be a Business Day and
         (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with subparagraph (b) of paragraph 4 of Part I of this
         Section 12.1.

(e)      Dividend Rates and Calculation of Dividends.

                  (i) Dividend Rates. The dividend rate on shares of Municipal Preferred of any series during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the rate per annum set forth with respect to shares of such series under Designation in
         Part I of this Section 12.1. For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the
         Auction Date next preceding such Subsequent Rate Period; provided, however, that if:

                           (A)  an Auction for any such Subsequent Rate Period
 is not held for any reason other than as described
                  below, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date therefor;


                           (B)  any Failure to Deposit shall have occurred
with respect to shares of such series during any Rate
                  Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00
Noon, New York City time, on the third Business Day next
                  succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with subparagraph (f) of this paragraph 2 and the Trust shall have paid to the Auction Agent a late charge (Late Charge) equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) 200% of the Reference
Rate
 for the Rate Period during which such Failure to
                  Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with subparagraph (f) of this paragraph 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation
                  Preference of the outstanding shares of such series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of
                  Redemption has been mailed by the Trust pursuant to paragraph 11(c) of Part I of this Section 12.1, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such
                  Failure to Deposit is not cured in accordance with subparagraph (f) of this paragraph 2 (including the day such
                  Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such series for the Subsequent Rate
                  Period thereof and the dividend rate for shares of such series for such Subsequent Rate Period will be the Maximum
                  Rate for shares of such series on the Auction Date for such Subsequent Rate Period;

                           (C)  any Failure to Deposit shall have occurred
 with respect to shares of such series during any Rate
                  Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with subparagraph (f) of this paragraph 2 or the Trust shall not have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such
                  Failure to Deposit is cured in accordance with subparagraph
(f) of this paragraph 2 and (2) the Trust pays the
                  applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event
                  Moodys is rating such shares at the time the Trust cures such
 Failure to Deposit), in each case no later than 12:00
                  Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate
                  for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be Below ba3/BB); or

                           (D)  any Failure to Deposit shall have occurred
 with respect to shares of such series during a Special Rate
                  Period thereof consisting of more than 364 Rate Period
Days, or during any Rate Period thereof succeeding any
                  Special Rate Period consisting of more than 364 Rate
Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with subparagraph (f) of this paragraph 2 or, in the event Moodys is then rating such shares, the Trust shall not have paid the applicable Late Charge to the Auction Agent (such Late Charge, for purposes of this subparagraph (D), to be calculated by using, as the Reference Rate, the Reference Rate applicable to a Rate Period (x) consisting of more than 182 Rate Period Days but fewer than 365 Rate Period Days and (y) commencing on the date on which the Rate
                  Period during which Failure to Deposit occurs commenced), no Auction will be held in respect of shares of such series for such Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with subparagraph (f) of this paragraph 2 and (2)
                  the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moodys is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the
                  Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be Below ba3/BB)
                  (the rate per annum of which dividends are payable on shares of a series of Municipal Preferred for any Rate Period thereof being herein referred to as the Applicable Rate for shares of such series).

                  (ii) Calculation of Dividends. The amount of dividends per share payable on shares of a series of Municipal
         Preferred on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the
         Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or
         Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period consists of 7 Rate Period
         Days and 360 for all other Dividend Periods, and applying the rate obtained against $25,000.

(f) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a series of Municipal Preferred shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payments to the Auction
Agent) with respect to any Rate Period of shares of such series if, within the respective time periods described in subparagraph
(e)(i) of this paragraph 2, the Trust shall have paid to the Auction Agent
(A) all accumulated and unpaid dividends on shares of such series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph 11(c) of Part I of this Section 12.1; provided, however, that the foregoing clause (B) shall not apply to the Trusts failure to pay the Redemption Price in respect of shares of Municipal Preferred when the related
Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(g) Dividend Payments by Trust to Auction Agent. The Trust shall pay to the Auction Agent, not later than 12:00 Noon, New York
City time, on the Business Day next preceding each Dividend Payment Date for shares of a series of Municipal Preferred, an aggregate amount of funds available on the next Business Day in The City of New York,
 New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

(h) Auction Agent as Trustee of Dividend Payments by Trust. All moneys paid to the Auction Agent for the payment of dividends
(or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in subparagraph (i) of this paragraph 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

(i) Dividends Paid to Holders. Each dividend on shares of Municipal Preferred shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

(j) Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on shares of Municipal
Preferred shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(k) Dividends Designated as ExemptInterest Dividends. Dividends on shares of Municipal Preferred shall be designated as exemptinterest dividends up to the amount of taxexempt income of the Trust, to the extent permitted by, and for purposes of,
Section 852 of the Code.

3.       Grossup Payments.

         Holders of shares of Municipal Preferred shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, these Bylaws and applicable law, dividends in an amount equal to the aggregate Grossup Payments as follows:

(a) Minimum Rate Periods and Special Rate Periods of 28 Rate Period Days or Fewer. If, in the case of any Minimum Rate Period or any Special Rate Period of 28 Rate Period Days or fewer, the Trust allocates any net capital gain or other income taxable for Federal income tax purposes to a dividend paid on shares of Municipal Preferred without having given advance notice thereof to the Auction Agent as provided in paragraph 5 of Part II of this Section 12.1
 (such allocation being referred to herein as a Taxable
Allocation) solely by reason of the fact that such allocation is made retroactively as a result of the redemption of all or a portion of the outstanding shares of Municipal Preferred or the liquidation of the
 Trust, the Trust shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Auction
 Agent and direct the Trusts dividend disbursing agent to send such notice with a Grossup Payment to each Holder of such shares that was entitled to such dividend payment during such calendar year at such Holders address as the same appears or last appeared on the record books of the Trust.

(b) Special Rate Periods of More Than 28 Rate Period Days. If, in the case of any Special Rate Period of more than 28 Rate
Period Days, the Trust makes a Taxable Allocation to a dividend paid on shares of Municipal Preferred, the Trust shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Auction Agent and direct the Trusts dividend disbursing agent to send such notice with a Grossup Payment to each Holder of shares that was entitled to such dividend payment during such calendar year at such Holders address as the same appears or last appeared on the record books of the Trust.

(c) No Grossup Payments In the Event of a Reallocation. The Trust shall not be required to make Grossup Payments with respect to any net capital gain or other taxable income determined by the Internal
 Revenue Service to be allocable in a manner different from that allocated by the Trust.

4.       Designation of Special Rate Periods.

(a) Length of and Preconditions for Special Rate Period. The Trust, at its option, may designate any succeeding Subsequent Rate
Period of shares of a series of Municipal Preferred as a Special Rate Period consisting of a specified number of Rate Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in subparagraph (b) of this paragraph 4. A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given in accordance with subparagraphs (c) and (d)(i) of this paragraph 4, (B) an Auction for shares of such series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and
 Sufficient Clearing Bids for shares of such series shall have existed in such Auction, and (C) if any Notice of Redemption shall have been mailed by the Trust pursuant to paragraph 11(c) of
Part I of this Section 12.1 with respect to any shares of such series, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent. In the event the Trust wishes to designate any succeeding Subsequent Rate Period for shares of a series of Municipal Preferred as a Special Rate Period consisting of more than 28 Rate Period Days, the Trust shall notify S&P
(if S&P is then rating such series) and Moodys (if Moodys is then rating such series) in advance of the commencement of such Subsequent Rate Period that the Trust wishes to designate such Subsequent
 Rate Period as a Special Rate Period and shall provide S&P
(if S&P is then rating such series) and Moodys (if Moodys is then rating such series) with such documents as either may request.

(b) Adjustment of Length of Special Rate Period. In the event the Trust wishes to designate a Subsequent Rate Period as a
Special Rate Period, but the day following what would otherwise be the last day of such Special Rate Period is not a Tuesday that is a Business Day, then the Trust shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing at the end of the immediately preceding Rate Period and ending on the first Monday that is followed by a Tuesday that is a Business Day preceding what would otherwise be such last day, in the case of Series M Municipal Preferred.

(c) Notice of Proposed Special Rate Period. If the Trust proposes to designate any succeeding Subsequent Rate Period of shares of a series of Municipal Preferred as a Special Rate Period pursuant to subparagraph (a) of this paragraph 4, not less than 20 (or such lesser number of days as may be agreed to from time to time by the
 Auction Agent) nor more than 30 days prior to the date the Trust proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice shall be (i) published or caused to be published by the Trust in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news, and (ii) mailed by the Trust by firstclass mail, postage prepaid, to the Holders of shares of such series. Each such notice shall state (A) that the Trust may exercise its option to designate a succeeding Subsequent Rate Period of shares of such series as a Special Rate Period, specifying the first day thereof and (B) that the Trust will, by 11:00 A.M., New York
 City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Trust shall specify the Special Rate Period designated, or (y) its determination not to exercise such option.

(d)      Notice of Special Rate Period.  No later than 11:00 A.M., New
York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a series of Municipal Preferred as to which notice has been given as set forth in subparagraph (c) of this paragraph 4 (or such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall deliver to the Auction Agent either:

                  (i) a notice (Notice of Special Rate Period) stating (A) that the Trust has determined to designate the next succeeding Rate Period of shares of such series as a Special Rate Period, specifying the same and the first day thereof, (B)
         the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction, (D) the scheduled Dividend Payment Dates for shares of such series during such Special Rate
         Period and (E) the Special Redemption Provisions, if any, applicable to shares of such series in respect of such Special
         Rate Period; such notice to be accompanied by a Municipal Preferred Basic Maintenance Report showing that, as of the third
         Business Day next preceding such proposed Special Rate Period,
 Moodys Eligible Assets (if Moodys is then rating such series)
         and S&P Eligible Assets (if S&P is then rating such series) each have an aggregate Discounted Value at least equal to the
         Municipal Preferred Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and (b) the Moodys Discount Factors applicable to Moodys Eligible Assets are determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moodys Discount Factor herein); or

                  (ii) a notice stating that the Trust has determined not to exercise its option to designate a Special Rate Period of shares of such series and that the next succeeding Rate Period of shares of such series shall be a Minimum Rate Period.

(e) Failure to Deliver Notice of Special Rate Period. If the Trust fails to deliver either of the notices described in subparagraphs (d)(i) or (d)(ii) of this paragraph 4 (and, in the case of the notice described in subparagraph (d)(i) of this paragraph 4, a Municipal Preferred Basic Maintenance Report to the effect set forth in such subparagraph (if either Moodys or S&P is then rating the series in question)) with respect to any designation of any proposed Special Rate Period to the Auction Agent by
11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in subparagraph (d)(ii) of this paragraph 4. In the event the Trust delivers to the Auction Agent a notice described in subparagraph (d)(i) of this paragraph 4, it shall file a copy of such notice with the Secretary of the Trust, and the contents of such notice shall be binding on the Trust. In the event the Trust delivers to the Auction Agent a notice described in subparagraph (d)(ii)
 of this paragraph 4, the Trust will provide Moodys (if
Moodys is then rating the series in question) and S&P (if S&P is then rating the series in question) a copy of such notice.

5.       Voting Rights.

(a) One Vote Per Share of Municipal Preferred. Except as otherwise provided in the Declaration, this paragraph 5 or as otherwise required by law, (i) each Holder of shares of Municipal Preferred shall be entitled to one vote for each share of Municipal
Preferred held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding
Preferred Shares, including each share of Municipal Preferred, and of Common Shares shall vote together as a single class; provided, however, that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding
Preferred Shares, including Municipal Preferred, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust, each Preferred Share, including each share of Municipal Preferred, entitling the holder thereof to one vote. Subject to subparagraph (b) of this paragraph 5, the holders of outstanding Common
 Shares and Preferred Shares, including Municipal
Preferred, voting together as a single class, shall elect the balance of the trustees.



(b)      Voting For Additional Trustees.

                  (i) Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or
         (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a Voting Period), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including shares of Municipal Preferred, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including Municipal Preferred, shall be entitled, voting as a class on a onevotepershare basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                           (A)  if at the close of business on any dividend
 payment date accumulated dividends (whether or not earned
                  or declared) on any outstanding Preferred Share, including Municipal Preferred, equal to at least two full years dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the
                  Auction Agent for the payment of such accumulated dividends;
 or

                           (B)  if at any time holders of Preferred Shares
are entitled under the 1940 Act to elect a majority of the
                  trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

                  (ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of Preferred
         Shares to elect additional trustees as described in subparagraph (b)
(i) of this paragraph 5, the Trust shall notify the Auction Agent and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special
         meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting
         Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elected the number of trustees prescribed in subparagraph (b)(i) of this paragraph 5 on a onevotepershare basis.

                  (iii) Terms of Office of Existing Trustees. The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the Holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

                  (iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the term of office of the additional trustees elected by the Holders and holders of other
         Preferred Shares pursuant to subparagraph (b)(i) of this paragraph
5 shall terminate, the remaining trustees shall
         constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to subparagraph (b)(i) of this paragraph 5 shall cease, subject to the provisions of the last sentence of subparagraph (b)(i) of this paragraph 5.

(c)      Holders of Municipal Preferred To Vote on Certain Other Matters.

                  (i) Increases in Capitalization. So long as any shares of Municipal Preferred are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Municipal Preferred outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a)
         authorize, create or issue any class or series of shares ranking prior to or on a parity with shares of Municipal Preferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any series of Municipal Preferred (except that, notwithstanding the foregoing, but subject to the provisions of paragraph 10(c) of Part I of this Section 12.1, the Board of
         Trustees, without the vote or consent of the Holders of Municipal Preferred, may from time to time authorize and create, and the Trust may from time to time issue, additional shares of any series of Municipal Preferred or classes or series of
         Preferred Shares ranking on a parity with shares of Municipal Preferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust; provided, however, that if
         Moodys or S&P is not then rating the shares of Municipal Preferred, the aggregate liquidation preference of all Preferred
         Shares of the Trust outstanding after any such issuance, exclusive of accumulated and unpaid dividends, may not exceed
         $60,000,000) or (b) amend, alter or repeal the provisions of the Declaration or the ByLaws, including this Section 12.1, whether by merger, consolidation or otherwise, so as to materially affect any preference, right or power of such shares of
         Municipal Preferred to the Holders thereof; provided, however, that
 (i) none of the actions permitted by the exception to
         (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of a share of Municipal Preferred will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of shares of Municipal Preferred and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to shares of Municipal Preferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, will be deemed to affect such preferences, rights or powers only if Moodys or S&P is then rating shares of Municipal Preferred and such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act Municipal Preferred Asset Coverage or the Municipal Preferred Basic Maintenance
         Amount. So long as any shares of Municipal Preferred are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of Municipal Preferred outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent.

                  (ii) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration or these Bylaws, (A) the affirmative vote of the Holders of at least a majority of the Preferred Shares, including Municipal Preferred, outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Trust from a closedend to an openend investment company and (B) the affirmative vote of the Holders of a majority of the outstanding Preferred Shares, including Municipal Preferred, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the Holders of a majority of the outstanding Preferred Shares, including Municipal Preferred, voting as a separate class, shall be required to approve any action not described in the first sentence of this paragraph 5(c)(ii) requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act. For purposes of the foregoing, majority of the outstanding Preferred Shares means (i)
         67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.
 In the event a vote of Holders of Municipal Preferred is
         required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moodys (if Moodys is then rating the shares of Municipal
         Preferred) and S&P (if S&P is then rating the shares of Municipal Preferred) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moodys (if Moodys is then rating the shares of Municipal Preferred) and S&P (if S&P is then rating the shares of Municipal Preferred) of the results of such vote.

                  (iii) Separate Vote by Series. To the extent permitted by the 1940 Act, with respect to actions set forth in paragraph 5(c)(i) and paragraph 5(c)(ii) above (including amendment, alteration or repeal of the provisions of the
         Declaration of Trust or the ByLaws, whether by merger, consolidation or otherwise) that would adversely affect the rights of one or more series of Municipal Preferred (the Affected Series) in a manner different from any other series of Municipal
         Preferred, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

(d) Board May Take Certain Actions Without Shareholder Approval. The Board of Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, or any provision of this Section 12.1 viewed by Moodys or S&P as a predicate for any such definition, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of shares of Municipal Preferred or the Holders thereof;
provided, however, that the Board of Trustees receives written confirmation from (i) Moodys (such confirmation being required to be obtained only in the event Moodys is rating the shares of Municipal Preferred and in no event being required to be obtained in the case of the definitions of (x) Deposit Securities, Discounted Value, Receivables for Municipal Obligations Sold and Other Issues as such terms apply to S&P Eligible Asset and (y) S&P Discount Factor, S&P Eligible Asset, S&P Exposure Period and S&P Volatility
Factor) and (ii) S&P (such confirmation being required to be obtained only in the event S&P is rating the shares of Municipal
Preferred and in no event being required to be obtained in the case of the definitions of (x)Discounted Value, Receivables for Municipal Obligations Sold and Other Issues as such terms apply to Moodys Eligible Asset, and (y) Moodys Discount Factor, Moodys
Eligible Asset, Moodys Exposure Period and Moodys Volatility Factor) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moodys or S&P, as the case may be, to shares of
 Municipal Preferred:


                                                                  119
         Deposit Securities
         Discounted Value
         Escrowed Bonds
         Market Value
         Maximum Potential Grossup Payment Liability
              Municipal Preferred Basic Maintenance Amount
         Municipal Preferred Basic Maintenance Cure Date
         Municipal Preferred Basic Maintenance Report
         Moodys Discount Factor
         Moodys Eligible Asset


         Moodys Exposure Period
         Moodys Volatility Factor
         1940 Act Cure Date
         1940 Act Municipal Preferred Asset Coverage
         Other Issues

         Receivables for Municipal Obligations Sold
         S&P Discount Factor
         S&P Eligible Asset
         S&P Exposure Period
         S&P Volatility Factor
         Valuation Date
         Volatility Factor

119658                                               66
         In addition, the Trust may change its policies to comply with changes in rating agency requirements upon receiving written notification of such changes. Such changes will be subject to ratification by the Board of Trustees.

(e) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, these Bylaws or by the
Declaration, the Holders of shares of Municipal Preferred shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

(f) No Preemptive Rights or Cumulative Voting. The Holders of shares of Municipal Preferred shall have no preemptive rights or rights to cumulative voting.

(g) Voting for Trustees Sole Remedy for Trusts Failure to Pay Dividends. In the event that the Trust fails to pay any dividends on the shares of Municipal Preferred, the exclusive remedy of the Holders shall be the right to vote for Trustees pursuant to the provisions of this paragraph 5.

(h) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Section 12.1, by the other provisions of these Bylaws or the Declaration, by statute or otherwise, no Holder shall be entitled to vote any share of Municipal Preferred and no share of Municipal Preferred shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph 11(c) of Part I of this Section 12.1 and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose.
No shares of Municipal Preferred held by the Trust or any affiliate of the Trust (except for shares held by a BrokerDealer that is an affiliate of the Trust for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

(i) Notwithstanding any provision of these ByLaws to the contrary, neither the Holders of Municipal Preferred, nor the Holders of any one or more series thereof, shall be entitled to vote as a separate class with respect to any matter, if such separate class vote is prohibited by the 1940 Act.

6.       1940 Act Municipal Preferred Asset Coverage.

         The Trust shall maintain, as of the last Business Day of each month in which any share of Municipal Preferred is outstanding, the 1940 Act Municipal Preferred Asset Coverage.

7.       Municipal Preferred Basic Maintenance Amount.

(a) So long as shares of Municipal Preferred are outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P
 Eligible Assets having an aggregate Discounted Value equal to or greater than the Municipal Preferred Basic Maintenance Amount (if S&P is then rating the shares of Municipal Preferred) and
(ii) Moodys Eligible Assets having an aggregate Discounted Value equal to or greater than the Municipal Preferred Basic Maintenance
Amount (if Moodys is then rating the shares of Municipal Preferred).

(b) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Municipal Preferred Basic Maintenance Amount, and on the third
 Business Day after the Municipal Preferred Basic
Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to S&P (if S&P is then rating the shares of Municipal Preferred), Moodys (if Moodys is then rating the shares of Municipal Preferred) and the Auction Agent (if either
S&P or Moodys is then rating the shares of Municipal Preferred) a Municipal Preferred Basic Maintenance Report as of the date of such failure or such Municipal Preferred Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy of telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the full Municipal Preferred Basic Maintenance
Report.

         The Trust shall also deliver a Municipal Preferred Basic Maintenance Report to (i) the Auction Agent (if either Moodys or
S&P is then rating the shares of Municipal Preferred) as of (A) the fifteenth day of each month (or, if such day is not a Business
Day, the next succeeding Business Day) and (B) the last Business Day of each month, and (ii) S&P and Moodys, if and when requested for any Valuation Date, on or before the third Business Day after such request.
  A failure by the Trust to deliver a Municipal
Preferred Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Municipal Preferred Basic
Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Municipal Preferred Basic Maintenance
Amount, as of the relevant Valuation Date.

(c) As frequently as requested by Moodys (if Moodys is then rating the shares of Municipal Preferred) or S&P (if S&P is then rating the shares of Municipal Preferred), the Trust shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the shares of Municipal Preferred), Moodys (if Moodys is then rating the shares of Municipal Preferred) and the Auction
Agent (if either S&P or Moodys is then rating the shares of Municipal Preferred) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that, in such Report (and in such randomly selected Report), the Trust determined in accordance with this paragraph whether the Trust had, at the time of such request , S&P
 Eligible Assets (if S&P is then rating the shares of Municipal Preferred) of an aggregate Discounted Value at least equal to the Municipal Preferred Basic Maintenance Amount and Moodys
Eligible Assets (if Moodys is then rating the shares of Municipal Preferred)
 of an aggregate Discounted Value at least equal to the Municipal Preferred Basic Maintenance Amount (such confirmation being herein called the Accountants Confirmation).

(d) Within ten Business Days after the date of delivery of a Municipal Preferred Basic Maintenance Report in accordance with subparagraph (b) of this paragraph 7 relating to any Valuation Date on which the Trust failed to satisfy the Municipal Preferred
Basic Maintenance Amount, and relating to the Municipal Preferred Basic Maintenance Cure Date with respect to such failure to satisfy the Municipal Preferred Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to S&P (if S&P is then rating the shares of Municipal Preferred), Moodys (if Moodys is then rating the shares of Municipal Preferred) and the Auction Agent
(if either S&P or Moodys is then rating the shares of Municipal Preferred) an
 Accountants Confirmation as to such Municipal Preferred
Basic Maintenance Report.

(e)      If any Accountants Confirmation delivered pursuant to subparagraph
(c) or (d) of this paragraph 7 shows that an error was made in the Municipal Preferred Basic Maintenance Report for a particular Valuation Date for which such Accountants Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets (if S&P is then rating the shares of Municipal Preferred) or Moodys Eligible Assets (if
 Moodys is then rating the shares of Municipal
Preferred), as the case may be, of the Trust was determined by the Independent
 Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Municipal Preferred Basic Maintenance Report to S&P (if S&P is
 then rating the shares of Municipal Preferred), Moodys
(if Moodys is then rating the shares of Municipal Preferred) and the Auction Agent (if either S&P or Moodys is then rating the shares of Municipal Preferred) promptly following receipt by the Trust of such Accountants Confirmation.

(f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of any shares of
Municipal Preferred, the Trust shall complete and deliver to S&P (if S&P is then rating the shares of Municipal Preferred) and Moodys
(if Moodys is then rating the shares of Municipal Preferred) a Municipal Preferred Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such
 Date of Original Issue, the Trust shall cause the Independent Accountant to confirm in writing to S&P (if S&P is then rating the shares of Municipal Preferred) (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the Discounted Value of S&P Eligible Assets reflected thereon equals or exceeds the Municipal Preferred Basic Maintenance Amount reflected thereon.

(g) On or before 5:00 p.m., New York City time, on the third Business Day after either (i) the Trust shall have redeemed Common
Shares or (ii) the ratio of the Discounted Value of S&P Eligible Assets or the Discounted Value of Moodys Eligible Assets to the
Municipal Preferred Basic Maintenance Amount is less than or equal to 105%, the Trust shall complete and deliver to S&P (if S&P is then rating the shares of Municipal Preferred) or Moodys (if Moodys is then rating the shares of Municipal Preferred), as the case may be, a Municipal Preferred Basic Maintenance Report as of the date of either such event.

8.       [Reserved].

9.       Restrictions on Dividends and Other Distributions.

(a)      Dividends on Preferred Shares Other Than Municipal Preferred.
Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with shares of Municipal Preferred for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of Municipal Preferred through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of Municipal Preferred through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with shares of Municipal
 Preferred through their most recent respective dividend payment dates, all dividends declared upon shares of Municipal Preferred and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with shares of
 Municipal Preferred shall be declared pro rata so that the amount of dividends declared per share on shares of Municipal Preferred and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of Municipal
Preferred and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of Municipal Preferred shall be based on the Applicable Rate for such shares for the Dividend
Periods during which dividends were not paid in full).

(b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase
Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closedend investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(c) Other Restrictions on Dividends and Other Distributions. For so long as any share of Municipal Preferred is outstanding, and except as set forth in subparagraph (a) of this paragraph 9 and paragraph 12(c) of Part I of this Section 12.1, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase,
 Common Shares or other shares, if any, ranking junior to the shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the shares of Municipal Preferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of Municipal Preferred through its most recently ended
Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of shares of Municipal Preferred required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to shares of Municipal Preferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to shares of Municipal
 Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moodys
Eligible Assets (if Moodys is then rating the shares of Municipal Preferred)
 and S&P Eligible Assets (if S&P is then rating the shares of Municipal Preferred) would each at least equal the Municipal Preferred Basic Maintenance Amount.

10.      Rating Agency Restrictions.

         For so long as any shares of Municipal Preferred are outstanding and Moodys or S&P, or both, are rating such shares, the Trust will not, unless it has received written confirmation from Moodys or S&P, or both, as appropriate, that any such action would not impair the ratings then assigned by such rating agency to such shares, engage in any one or more of the following transactions:

(a) purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the
 Municipal Index) or United States Treasury Bonds or Notes
(Treasury Bonds) and write, purchase or sell put and call options on such contracts (collectively, Hedging Transactions), subject to the following limitations:

                  (i) the Trust will not engage in any Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trusts taking an opposite position thereto (Closing
         Transactions)), which would cause the Trust at the time of such transaction to own or have sold the least of (A) more than
         1,000 outstanding futures contracts based on the Municipal Index, (B) outstanding futures contracts based on the Municipal
         Index exceeding in number 25% of the quotient of the Market Value of the Trusts total assets divided by $1,000 or (C)
         outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily open interest futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal.

                  (ii) the Trust will not engage in any Hedging Transaction based on Treasury Bonds (other than Closing Transactions)
         which would cause the Trust at the time of such transaction to own or have sold the lesser of (A) outstanding futures contracts based on Treasury Bonds exceeding in number 50% of the quotient of the Market Value of the Trusts total assets divided by $100,000 ($200,000 in the case of a twoyear United States Treasury Note) or (B) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury
         Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

                  (iii) the Trust will engage in Closing Transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (A) the Trust does not have S&P Eligible
         Assets or Moodys Eligible Assets, as the case may be, with an aggregate Discounted Value equal to or greater than the
         Municipal Preferred Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Trust is required to pay
         Variation Margin on the second such Valuation Date;

                  (iv) the Trust will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

                  (v) when the Trust writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or fixedincome securities rated BBB or better by S&P or Moodys, as the case may be for S&P purposes and any liquid assets for Moodys purposes, in a segregated account with the Trusts custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trusts broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

         For purposes of determining whether the Trust has S&P Eligible Assets or Moodys Eligible Assets, as the case may be, with a
Discounted Value that equals or exceeds the Municipal Preferred Basic
 Maintenance Amount, the Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin shall be zero and the aggregate Discounted Value of S&P Eligible Assets or
Moodys Eligible Assets, as the case may be, shall be reduced by an amount equal to (I) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal
 Index which are owned by the Trust plus (II) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Trust.

(b) borrow money, except that the Trust may, without obtaining the written confirmation described above, borrow money for the purpose of clearing securities transactions if (i) the Municipal Preferred
 Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing (which shall mean, for purposes of the calculation of the Municipal Preferred Basic Maintenance
Amount, adding the amount of the liability for such borrowing to the calculation of the Municipal Preferred Basic Maintenance Amount under subparagraph (F) under the definition of that term in Part I of this
Section 12.1) and (ii) such borrowing (A) is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (B) is for temporary purposes, is evidenced by a promissory note or other evidence of indebtedness and is an amount not exceeding 5% of the value of the total assets of the Trust at the time of the borrowing; for purposes of the foregoing, temporary purpose means that the borrowing is to be repaid within sixty days and is not to be extended or renewed;

(c) issue additional shares of any series of Municipal Preferred or any class or series of shares ranking prior to or on a parity with shares of Municipal Preferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust, or reissue any shares of Municipal Preferred previously purchased or redeemed by the Trust;

(d)      engage in any short sales of securities;

(e)      lend securities;

(f)      merge or consolidate into or with any corporation;

(g) change the pricing service (currently both Muller Data Corporation and Standard & Poors J.J. Kenny Evaluation Services are used by the Trust) referred to in the definition of Market Value to a pricing service other than Muller Data Corporation or Standard
& Poors J.J. Kenny Evaluation Services; or

(h)      enter into reverse repurchase agreements.

11.      Redemption.

(a)      Optional Redemption.

                  (i) Subject to the provisions of subparagraph (v) of this subparagraph (a), shares of Municipal Preferred of any series may be redeemed, at the option of the Trust, as a whole or from time to time in part, on the second Business Day preceding any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that (1) shares of a series of
         Municipal Preferred may not be redeemed in part if after such partial redemption fewer than 500 shares of such series remain outstanding; (2) unless otherwise provided herein, shares of a series of Municipal Preferred are redeemable by the Trust during the Initial Rate Period thereof only on the second Business Day next preceding the last Dividend Payment Date for such Initial Rate Period; and (3) subject to subparagraph (ii) of this subparagraph (a), the Notice of Special Rate Period relating to a Special Rate Period of shares of a series of Municipal Preferred, as delivered to the Auction Agent and filed with the Secretary of the Trust, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph (iv) of this subparagraph (a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein (Special Redemption Provisions).

                  (ii) A Notice of Special Rate Period relating to shares of a series of Municipal Preferred for a Special Rate
         Period thereof may contain Special Redemption Provisions only if the Trusts Board of Trustees, after consultation with the
         BrokerDealer or BrokerDealers for such Special Rate Period of shares of such series, determines that such Special Redemption
         Provisions are in the best interest of the Trust.

                  (iii) If fewer than all of the outstanding shares of a series of Municipal Preferred are to be redeemed pursuant to subparagraph (i) of this subparagraph (a), the number of shares of such series to be redeemed shall be determined by the
         Board of Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

                  (iv) Subject to the provisions of subparagraph (v) of this subparagraph (a), shares of any series of Municipal
         Preferred may be redeemed, at the option of the Trust, as a whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a Rate Period consisting of more than 364 Rate Period
         Days if, on the date of determination of the Applicable Rate for shares of such series for such Rate Period, such Applicable
         Rate equaled or exceeded on such date of determination the Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) to the date fixed for redemption.

                  (v) The Trust may not on any date mail a Notice of Redemption pursuant to subparagraph (c) of this paragraph 11 in respect of a redemption contemplated to be effected pursuant to this subparagraph (a) unless on such date (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of shares of Municipal
         Preferred by reason of the redemption of such shares on such redemption date and (b) the Discounted Value of Moodys Eligible
         Assets (if Moodys is then rating the shares of Municipal Preferred) and the Discounted Value of S&P Eligible Assets (if S&P
         is then rating the shares of Municipal Preferred) each at least equal the Municipal Preferred Basic Maintenance Amount, and would at least equal the Municipal Preferred Basic Maintenance
Amount immediately subsequent to such redemption if such
         redemption were to occur on such date. For purposes of determining in clause (b) of the preceding sentence whether the
         Discounted Value of Moodys Eligible Assets at least equals the Municipal Preferred Basic Maintenance Amount, the Moodys
         Discount Factors applicable to Moodys Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moodys Discount Factor herein.

(b) Mandatory Redemption. The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including)
 the date fixed by the Board of Trustees for redemption, certain of the shares of Municipal Preferred, if the Trust fails to have either Moodys Eligible Assets with a Discounted Value, or
S&P Eligible Assets with a Discounted Value, greater than or equal to the
 Municipal Preferred Basic Maintenance Amount or fails to maintain the 1940 Act Municipal Preferred Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the shares of Municipal Preferred, and such failure is not cured on or before the Municipal Preferred Basic Maintenance Cure
Date or the 1940 Act Cure Date, as the case may be (the Cure Date).  The number of shares of Municipal Preferred to be redeemed shall be equal to the lesser of (i) the minimum number of shares of Municipal Preferred, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Trusts having both Moodys Eligible
 Assets with a Discounted Value, and S&P Eligible Assets with a Discounted Value, greater than or equal to the Municipal Preferred Basic Maintenance Amount or maintaining the 1940 Act Municipal
Preferred Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of shares of Municipal Preferred and other Preferred Shares the redemption or retirement of which would have had such result, all shares of Municipal Preferred and Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of shares of Municipal
Preferred, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration, these Bylaws and applicable law. In determining the shares of Municipal Preferred required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Municipal Preferred Basic Maintenance Amount or the 1940 Act Municipal Preferred Asset Coverage, as the case may be, pro rata among shares of Municipal Preferred and other Preferred Shares (and, then pro rata among each series of Municipal
Preferred) subject to redemption or retirement. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days nor later than 40 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of Municipal Preferred and other Preferred Shares which are subject to redemption or retirement or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those shares of Municipal Preferred and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption .. If fewer than all of the outstanding shares of a series of Municipal Preferred are to be redeemed pursuant to this subparagraph
 (b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

(c) Notice of Redemption. If the Trust shall determine or be required to redeem shares of a series of Municipal Preferred pursuant to subparagraph (a) or (b) of this paragraph 11, it shall mail a
 Notice of Redemption with respect to such redemption by first class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holders address as the same appears on the record books of the Trust on the record date established by the Board of Trustees. Such Notice of Redemption shall be so mailed not less than 20 nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of shares of Municipal Preferred to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares
(properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) the provisions of this paragraph 11 under which such redemption is made. If fewer than all shares of a series of Municipal Preferred held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder.
  The Trust may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to subparagraph (a) of this paragraph 11 that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to make such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of subparagraphs (a) or (b) of this paragraph 11, if any dividends on shares of a series of Municipal Preferred (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

(e) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, these Bylaws and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of Municipal Preferred shall be deemed to occur if at any time after the date specified for redemption in a Notice of Redemption the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares of which such Notice of Redemption has been mailed;
 provided, however, that the foregoing shall not apply in the case of the Trusts failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where
(1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Trust may not have redeemed shares of Municipal Preferred for which a Notice of Redemption has been mailed, dividends may be declared and paid on shares of Municipal Preferred and shall include those shares of Municipal Preferred for which a Notice of Redemption has been mailed.

(f)      Auction Agent as Trustee of Redemption Payments by Trust.
All moneys paid to the Auction Agent for payment of the Redemption Price of shares of Municipal Preferred called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

(g) Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been mailed pursuant to subparagraph (c) of this paragraph 11, upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business
 Day in The City of New York, New York) of funds sufficient to redeem the shares of Municipal Preferred that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such
 Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraphs2(e)(i) and 3 of Part I of this Section 12.1. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of shares of Municipal Preferred subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the shares of Municipal
Preferred called for redemption on such date and (ii) all other amounts to which Holders of shares of Municipal Preferred called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of shares of Municipal Preferred so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled.  The
Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

(h) Compliance With Applicable Law. In effecting any redemption pursuant to this paragraph 11, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable
StateMassachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable
StateStateMassachusetts law.

(i) Only Whole Shares of Municipal Preferred May Be Redeemed. In the case of any redemption pursuant to this paragraph 11, only whole shares of Municipal Preferred shall be redeemed, and in the event that any provision of the Declaration or these Bylaws would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

12.      Liquidation Rights.

(a) Ranking. The shares of a series of Municipal Preferred shall ran on a parity with each other, with shares of any other series of Municipal Preferred and with shares of any other series of Preferred
 Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

(b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of shares of Municipal Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the Municipal Preferred upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distributions in sameday funds, together with any payments required to be made pursuant to paragraph 3 of Part I of this Section 12.1 in connection with the liquidation of the Trust. After the payment to the Holders of the shares of Municipal Preferred of the full preferential amounts provided for in this subparagraph (b), the holders of Municipal Preferred as such shall have no right or claim to any of the remaining assets of the Trust.

(c) Pro Rata Distributions. In the event the assets of the Trust available for distribution to the Holders of shares of Municipal Preferred upon any dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to subparagraph (b) of this paragraph 12, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the shares of Municipal Preferred with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Municipal Preferred, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the shares of Municipal Preferred with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the shares of Municipal
Preferred as provided in subparagraph (b) of this paragraph12, but not prior thereto, any other series or class or classes of shares ranking junior to the shares of Municipal Preferred with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the shares of Municipal Preferred shall not be entitled to share therein.

(e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the Trust into or with any Massachusetts business trust or corporation nor the merger or consolidation of any Massachusetts business trust or corporation into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this paragraph 12.

13.      Miscellaneous.

(a) Amendment of this Section 12.1 to Add Additional Series. Subject to the provisions of subparagraph (c) of paragraph 10 of
Part I of this Section 12.1, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Section 12.1 or required by applicable law), amend Section12.1 to (1) reflect any amendment hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this Section12.1 without shareholder approval or (2) add additional series of Municipal Preferred or additional shares of a series of Municipal Preferred
 (and terms relating thereto) to the series and shares of Municipal Preferred theretofore described thereon. Each such additional series and all such additional shares shall be governed by the terms of this Section 12.1.

(b)      [Reserved]

(c) No Fractional Shares. No fractional shares of Municipal Preferred shall be issued.

(d) Status of Shares of Municipal Preferred Redeemed, Exchanged or Otherwise Acquired by the Trust. Shares of Municipal
Preferred which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued
Preferred Shares without designation as to series.

(e) Board May Resolve Ambiguities. To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Section 12.1 to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this
Section 12.1 with respect to any series of Municipal Preferred prior to this issuance of shares of such series.

(f)      Headings Not Determinative.  The headings contained in this
Section 12.1 are for convenience of reference only and shall not affect the meaning or interpretation of this Section12.1.

(g) Notices. All notices or communications, unless otherwise specified in these ByLaws or this Section 12.1, shall be sufficiently given if in writing and delivered in person or mailed by firstclass mail, postage prepaid.

                                                                PART II

1.       Orders.

(a) Prior to the Submission Deadline on each Auction Date for shares of a series of Municipal Preferred:

                  (i) each Beneficial Owner of shares of such series may submit to its BrokerDealer by telephone or otherwise information as to:

                           (A)  the number of Outstanding shares, if any,
of such series held by such Beneficial Owner which such
                  Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

                           (B)  the number of Outstanding shares, if any,
 of such series held by such Beneficial Owner which such
                  Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                           (C)  the number of Outstanding shares, if any,
of such series held by such Beneficial Owner which such
                  Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and

                  (ii) one or more BrokerDealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such
         Potential Beneficial Owner.

For purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a BrokerDealer, or by a BrokerDealer to the Auction Agent, of information referred to in clause(i)(A), (i)(B), (i)(C)
 or (ii) of this subparagraph (a) is hereinafter referred to as an Order and collectively as Orders and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a BrokerDealer, and such BrokerDealer placing an Order with the Auction
 Agent, is hereinafter referred to as a Bidder and collectively as Bidders; an Order containing the information referred to in clause (i)(A) of this subparagraph (a) is hereinafter referred to as a Hold Order and collectively as Hold Orders; an Order containing the information referred to in clause (i)(B) or (ii) of this subparagraph (a) is hereinafter referred to as a Bid and collectively as Bids; and an Order containing the information referred to in clause (i)(C) of this subparagraph (a) is hereinafter referred to as a Sell Order and collectively as Sell Orders.

(b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A)  The number of Outstanding shares of
such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                           (B)  such number or a lesser number of
 Outstanding shares of such series to be determined as set forth in paragraph 4(a)(iv) of Part II of this Section 12.1 if the Applicable Rate for shares of such series determined on such
                Auction Date shall be equal to the rate specified therein; or

                           (C)  the number of Outstanding shares of
such series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in paragraph 4(b)(iii) of Part II of this Section 12.1 if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

                  (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A)  the number of Outstanding shares of such
series specified in such Sell Order; or

                           (B)  such number or a lesser number of Outstanding
 shares of such series as set forth in
                  paragraph 4(b)(iii) of Part II of this Section 12.1 if Sufficient Clearing Bids for shares of such series do not exist;

         provided, however, that a BrokerDealer that is an Existing Holder with respect to shares of a series of Municipal Preferred shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 2(c) of Part II of this Section 12.1 if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee BrokerDealer (or other transferee person, if permitted by the Trust)
         with the provisions of paragraph 7 of Part II of this Section 12.1 or (2) such BrokerDealer has informed the Auction Agent pursuant to the terms of its BrokerDealer Agreement that, according to such BrokerDealers records, such BrokerDealer believes it is not the Existing Holder of such shares.

                    (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                           (A)  the number of Outstanding shares of such
series specified in such Bid if the Applicable Rate for
                  shares of such series determined on such Auction Date shall be higher than the rate specified therein; or


                           (B)  such number or a lesser number of Outstanding
 shares of such series as set forth in paragraph 4(a)(v)
                  of Part II of this Section 12.1 if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.


(c) No Order for any number of shares of Municipal Preferred other than whole shares shall be valid.

2.       Submission of Orders by BrokerDealers to Auction Agent.

(a) Each BrokerDealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all
Orders for shares of Municipal Preferred of a series subject to an Auction on such Auction Date obtained by such BrokerDealer, designating itself (unless otherwise permitted by the Trust) as an Existing
 Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in
 respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                  (i) the name of the Bidder placing such Order (which shall be the BrokerDealer unless otherwise permitted by the
         Trust);

                  (ii) the aggregate number of shares of such series that are the subject of such Order;

                  (iii) to the extent that such Bidder is an Existing Holder of shares of such series:

                           (A)  the number of shares, if any, of such series
 subject to any Hold Order of such Existing Holder;

                           (B)  the number of shares, if any, of such series
subject to any Bid of such Existing Holder and the rate
                  specified in such Bid; and

                           (C)  the number of shares, if any, of such series
subject to any Sell Order of such Existing Holder; and

                  (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holders Bid.

(b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

(c) If an Order or Orders covering all of the Outstanding shares of Municipal Preferred of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the
 Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of
 Outstanding shares of such series held by such Existing
Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28 Rate Period Days, the Auction Agent shall deem a Sell
Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

(d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of Municipal Preferred of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                  (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Order exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

                  (ii) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

                           (B)  subject to subclause (A), if more than one
Bid of an Existing Holder for shares of such series is
                  submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                           (C)  subject to subclauses (A) and (B), if more
 than one Bid of an Existing Holder for shares of such
                  series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                           (D) in any such event, the number, if any, of such
 Outstanding shares of such series subject to any portion
                  of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

                  (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

(e) If more than one Bid for one or more shares of a series of Municipal Preferred is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

(f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its BrokerDealer, or by a BrokerDealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

3. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

(a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of Municipal Preferred, the Auction
Agent shall assemble all valid Orders submitted or deemed submitted to it by the BrokerDealers in respect of shares of such series
(each such Order as submitted or deemed submitted by a BrokerDealer being hereinafter referred to individually as a Submitted Hold
Order, a Submitted Bid or a Submitted Sell Order, as the case may be, or as a Submitted Order, and collectively as Submitted Hold
Orders, Submitted Bids or Submitted Sell Orders, as the case may be, or as Submitted Orders) and shall determine for such series:

                  (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the Available Municipal Preferred of such series);

                  (ii) from the Submitted Orders for shares of such series whether:

                           (A)  the number of Outstanding shares of such
series subject to Submitted Bids of Potential Holders
                  specifying one or more rates equal to or lower than the Maximum Rate for shares of such series;

                  exceeds or is equal to the sum of:

                           (B)  the number of Outstanding shares of such
 series subject to Submitted Bids of Existing Holders
                  specifying one or more rates higher than the Maximum Rate for shares of such series; and

                           (C)  the number of Outstanding shares of such
 series subject to Submitted Sell Orders

                  (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted
                  Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as Sufficient
                  Clearing Bids for shares of such series); and

                  (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids
         (the Winning Bid Rate for shares of such series) which if:

                           (A)  each such Submitted Bid of Existing
Holders specifying such lowest rate and (II) all other such
                  Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                           (B)  (I) each such Submitted Bid of Potential
Holders specifying such lowest rate and (II) all other such
                  Submitted Bids of Potential Holders specifying lower rates were accepted;

         would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential
         Holders described in subclause (B) above, would equal not less than the Available Municipal Preferred of such series.

(b) Promptly after the Auction Agent has made the determinations pursuant to subparagraph (a) of this paragraph 3, the Auction
Agent shall advise the Trust of the Maximum Rate for shares of the series of
 Municipal Preferred for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate fo r shares of such series for the next succeeding Rate
Period thereof as follows:

                  (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

                  (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

                  (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Applicable
         Rate for all shares of such series for the next succeeding Rate Period thereof shall be as set forth in subparagraph (c) of this paragraph3.

(c) For purposes of subparagraph (b)(iii) of this paragraph 3, the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be equal to the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of (A) (I) the AA Composite
 Commercial Paper Rate on such Auction Date for such Rate
Period, if such Rate Period consists of fewer than 183 Rate Period Days; (II)
 the Treasury Bill Rate on such Auction Date for such Rate Period, if such Rate Period consists of more than 182 but fewer than 365
 Rate Period Days; or (III) the Treasury Note Rate on such Auction Date for such Rate Period, if such Rate Period is more than 364 Rate Period Days (the rate described in the foregoing clause (A)(I), (II) or (III), as applicable, being referred to herein as the Benchmark Rate) and (B) 1 minus the greater of the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income; provided, however, that if the Trust has notified the Auction Agent of its intent to allocate to shares of such series in such Rate Period any net capital gains or other income taxable for Federal income tax purposes (Taxable Income), the Applicable Rate for shares of such series for such Rate Period will be (i) if the Taxable Yield Rate
(as defined below) is greater than the Benchmark Rate, then the Benchmark Rate, or (ii) if the Taxable Yield Rate is less than or equal to the Benchmark Rate, then the rate equal to the sum of (x) the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of the Benchmark Rate multiplied by the factor set forth in the preceding clause (B) and (y) the product of the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax applicable to ordinary income, whichever is greater, multiplied by the Taxable Yield
Rate. For purposes of the foregoing, Taxable Yield Rate means the rate determined by (a) dividing the amount of Taxable Income available for distribution per such share of Municipal Preferred by the number of days in the Dividend Period in respect of which such Taxable Income is contemplated to be distributed, (b) multiplying the amount determined in (a) above by 365 (in the case of a Dividend Period of 7 Rate Period Days) or 360 (in the case of any other Dividend Period), and (c) dividing the amount determined in
(b) above by $25,000.


         4. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the shares of Municipal Preferred that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to subparagraph (a) of paragraph 3 of Part II of this Section 12.1, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

(a) If Sufficient Clearing Bids for shares of a series of Municipal Preferred have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of subparagraphs (d) and (e) of this paragraph 4, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

                  (i) Existing Holders Submitted Bids for shares of such series specifying any rate that is higher than the Winning
          Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the shares of
          Municipal Preferred subject to such Submitted Bids;

                  (ii) Existing Holders Submitted Bids for shares of such series specifying any rate that is lower than the Winning
         Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Municipal Preferred subject to such Submitted Bids;

                  (iii) Potential Holders Submitted Bids for shares of such series specifying any rate that is lower than the Winning
         Bid Rate for shares of such series shall be accepted;

                  (iv) each Existing Holders Submitted Bid for shares of such series specifying a rate that is equal to the Winning
         Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the share of
         Municipal Preferred subject to such Submitted Bid, unless the number of Outstanding shares of Municipal Preferred subject to all such Submitted Bids shall be greater than the number of shares of Municipal Preferred (remaining shares) in the excess of the Available Municipal Preferred of such series over the number of shares of Municipal Preferred subject to Submitted
         Bids described in clauses (ii) and (iii) of this subparagraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold shares of Municipal Preferred subject to such Submitted Bid, but only in an amount equal to the number of shares of Municipal Preferred of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of
         Outstanding shares of Municipal Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Municipal Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

                  (v) each Potential Holders Submitted Bid for shares of such series specifying a rate that is equal to the Winning
         Bid Rate of shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Municipal Preferred of such series over the number of shares of Municipal Preferred subject to Submitted Bids described in clauses (ii) through (iv) of this subparagraph (a) by a fraction, the numerator of which shall be the number of Outstanding shares of Municipal Preferred subject to such Submitted Bids and the denominator of which shall be the aggregate number of Outstanding shares of Municipal
         Preferred subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid
         Rate for shares of such series.

(b) If Sufficient Clearing Bids for shares of a series of Municipal Preferred have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of subparagraph (d) of this paragraph 4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

                  (i) Existing Holders Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the shares of Municipal Preferred subject to such Submitted Bids;

                  (ii) Potential Holders Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted; and

                  (iii) Each Existing Holders Submitted Bid for shares of such series specifying any rate that is higher than the
         Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or
         Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this subparagraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or
         Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

(c) If all of the Outstanding shares of a series of Municipal Preferred are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

(d)      If, as a result of the procedures described in clause (iv) or
 (v) of subparagraph (a) or clause (iii) of subparagraph (b) of this paragraph 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of Municipal Preferred on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of Municipal Preferred of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Municipal Preferred.

(e) If, as a result of the procedures described in clause (v) of paragraph (a) of this paragraph 4, any Potential Holder would be entitled or required to purchase less than a whole share of series of Municipal Preferred on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of Municipal Preferred of such series for purchase among Potential Holders so that only whole shares of Municipal Preferred of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing shares of Municipal Preferred of such series on such Auction Date.

(f) Based on the results of each Auction for shares of a series of Municipal Preferred, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential
Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, shares of Municipal Preferred of such series. Notwithstanding any provision of the Auction Procedures or the Settlement
Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of Municipal Preferred with respect to whom a BrokerDealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of Municipal Preferred that have been made in respect of Potential Holders or Potential Beneficial Owners Submitted
 Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

(g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Benefit Owner, a Potential Beneficial Owner or its respective Agent
Member to deliver shares of Municipal Preferred of any series or to pay for shares of Municipal Preferred of any series sold or purchased pursuant to the Auction Procedures or otherwise.

5. Notification of Allocations. Whenever the Trust intends to include any net capital gain or other income taxable for Federal income tax purposes in any dividend on shares of Municipal Preferred, the
 Trust shall, in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and may, in the case of any other Special Rate Period, notify the Auction Agent of the amount to be so included not later than the Dividend Payment Dat e next preceding the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Trust, it will be required in turn to notify each BrokerDealer, who, on or prior to such Auction Date, in accordance with its BrokerDealer Agreement, will be required to notify its Beneficial Owners and Potential Beneficial Owners of shares of Municipal Preferred believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date.

6. Auction Agent. For so long as any shares of Municipal Preferred are outstanding, the Auction Agent, duly appointed by the
Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its affiliates (which however, may engage or have engaged in business transactions with the Trust or its affiliates) and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of Municipal Preferred are outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agents registry of Existing Holders of shares of a series of Municipal Preferred shall be conclusive and binding on the BrokerDealers.
  A BrokerDealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for shares of a series of Municipal Preferred and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of a series in respect of which the Auction Agent has determined such BrokerDealer to be an Existing Holder. If such BrokerDealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such BrokerDealers inquiry, such BrokerDealer may so inform the Auction Agent of that belief.  Such
BrokerDealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such BrokerDealers inquiry.

7. Transfer of Shares of Municipal Preferred. Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing
Holder may sell, transfer or otherwise dispose of shares of Municipal Preferred only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in Part II of this Section 12.1 or to a BrokerDealer; provided, however, that (a) a sale, transfer or other disposition of shares of Municipal Preferred from a customer of a BrokerDealer who is listed on the records of that BrokerDealer as the holder of such shares to that BrokerDealer or another customer of that BrokerDealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 7 if such BrokerDealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the BrokerDealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

8.       Global Certificate.  Prior to the commencement of a Voting Period,
(i) all of the shares of a series of Municipal Preferred outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of Municipal Preferred shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

Article 13.
                                                              Amendments

         Except as otherwise expressly stated herein, these ByLaws may be amended or replaced, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.